UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cabot Corporation

(Name of Registrant as Specified In Its Charter)

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Cabot Corporation

2021 Proxy Statement

The Annual Meeting of Stockholders

of Cabot Corporation will be held virtually:

Thursday, March 11, 2021 at 1:00 p.m. ET

at www.meetingcenter.io/241544347

Cabot Corporation Two Seaport Lane Suite 1400 Boston, MA 02210-2019 United States

January 27, 2021

Dear Fellow Cabot Corporation Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation (the “Company” or “Cabot”), which will be held virtually on Thursday, March 11, 2021, at 1:00 pm, Eastern Time. In light of the continuing public health impact of the ongoing COVID-19 pandemic and to support the health and safety of the Company’s stockholders and attendees, the Annual Meeting will be held in a virtual meeting format via live webcast at www.meetingcenter.io/241544347, where you will be able to listen to the meeting live, submit questions and vote. The meeting password is CBT2021 and you will need your control number included in your Notice of Internet Availability of Proxy Materials or proxy card. There will be no in-person meeting.

At the Annual Meeting, we will ask you to elect three members of our Board of Directors, provide your advisory approval of our executive compensation, approve the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan, and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2021. We will also discuss any other business matters properly brought before the meeting. The attached proxy statement explains our voting procedures, describes the business we will conduct, and provides information about the Company that you should consider when you vote your shares.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet. We are mailing to you a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials and 2020 Annual Report. Notice and Access provides a convenient and environmentally friendly way for you to access Cabot’s proxy materials. The Notice includes instructions on how to access our proxy statement and our 2020 Annual Report and how to vote your shares. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2020 Annual Report, if you prefer.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly. You may vote by mailing a completed proxy card, by phone or the Internet.

Thank you for your continued support of Cabot Corporation.

Sincerely,

SEAN D. KEOHANE

President and

Chief Executive Officer

Cabot Corporation Two Seaport Lane Suite 1400 Boston, MA 02210-2019 United States

Notice of Annual Meeting of Stockholders

Date:	March 11, 2021

Time:	1:00 p.m., Eastern Time

Webcast:	www.meetingcenter.io/241544347

Record Date:	You may vote if you were a stockholder of record at the close of business on January 15, 2021.

Voting by Proxy:	To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Stockholders who own shares in their own name (a record owner) have three options for submitting their vote by proxy: (1) by Internet, (2) by phone or (3) by mail. You may also vote online during the annual meeting by clicking on the Cast Your Vote link at www.meetingcenter.io/241544347. The meeting password is CBT2021. When you access the virtual meeting webpage, have available your control number, which is included on your Notice of Internet Availability of Proxy Materials or proxy card. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of the attached proxy statement.

If you hold your shares in “street name,” you must follow the instructions of your bank, broker or other nominee in order to direct them how to vote the shares held in your account, or obtain a legal proxy to vote online at the meeting. You must provide your broker, bank or other nominee with instructions on how to vote your shares in order for your shares to be voted on certain non-routine matters presented at the annual meeting. If you do not instruct your broker, bank or other nominee on how to vote in the election of directors, the advisory approval of the compensation of our named executive officers, or the approval of the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan, your shares will not be voted on these matters. For an explanation of how you can vote your “street name” shares at the meeting, see “How do I vote?” on page 4.

Items of Business	•	To elect three directors, Cynthia A. Arnold, Douglas G. Del Grosso and Christine Y. Yan, to the class of directors whose term expires in 2024;

•	To approve, in an advisory vote, our executive compensation;

•	To approve the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

This notice and proxy statement are first being made available to stockholders on or about January 27, 2021. Our 2020 Annual Report is available at http://www.edocumentview.com/cbt.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts 02210-2019

January 27, 2021

2021 PROXY STATEMENT

2021 PROXY STATEMENT

Table of Contents (continued)

2021 PROXY STATEMENT

About the Annual Meeting

Cabot Corporation

Two Seaport Lane, Suite 1400

Boston, Massachusetts 02210-2019

Proxy Statement

References to “the Company”, “Cabot”, “we”, “us”, and “our” in this proxy statement mean Cabot Corporation.

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2021 Annual Meeting of Stockholders (“2021 Annual Meeting” or the “meeting”).

What am I voting on?

You are voting on:

•	Proposal 1: Election of Cynthia A. Arnold, Douglas G. Del Grosso and Christine Y. Yan to the class of directors whose term expires in 2024 (see page 16);

•	Proposal 2: Advisory approval of our executive compensation (commonly referred to as “say-on-pay”) (see page 64);

•	Proposal 3: Approval of the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (see page 66);

•	Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021 (see page 76); and

•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends that you vote:

•	FOR each of the three nominees for director;

•	FOR the advisory approval of our executive compensation;

•	FOR the approval of the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan; and

•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

Who is entitled to vote?

Only stockholders of record at the close of business on January 15, 2021 will be entitled to vote at the 2021 Annual Meeting. As of that date, there were 56,614,121 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

What is the difference between a stockholder of record and a stockholder who holds stock “in street name”?

If you hold your shares directly in the form of stock certificates or in book-entry form with our transfer agent, Computershare, then you are a “stockholder of record.” If your shares are registered at Computershare in the name of a broker, bank, trustee, nominee or other similar holder of record, your shares are held in “street name.”

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2021 PROXY STATEMENT

About the Annual Meeting (continued)

Who can attend the meeting?

The 2021 Annual Meeting is open to all Cabot stockholders entitled to vote at the meeting and their legal proxies by following the instructions below under the heading “How can I attend the 2021 Annual Meeting?” You need not attend the 2021 Annual Meeting to vote.

How can I attend the 2021 Annual Meeting?

In light of the continuing public health impact of the ongoing COVID-19 pandemic and to support the health and safety of the Company’s stockholders and attendees, the 2021 Annual Meeting will be held in a virtual meeting format via live webcast. There will be no in-person meeting.

Visit www.meetingcenter.io/241544347 to attend the meeting. The meeting password is CBT2021. To attend the meeting, stockholders of record as of January 15, 2021 will not need to register in advance but will need the control number included on their Notice of Internet Availability of Proxy Materials or proxy card. Stockholders whose shares are held in “street name” may attend the meeting by registering and obtaining a control number in advance using the instructions below under the heading “How do I register to attend the 2021 Annual Meeting?” The control number will be required to attend the meeting.

The meeting webcast will begin promptly at 1:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. You should allow ample time for the check-in procedures.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.meetingcenter.io/241544347. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How do I register to attend the 2021 Annual Meeting?

If you were a stockholder of record on January 15, 2021, you do not need to register in advance to attend the 2021 Annual Meeting. Please follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card that you received.

If you hold your shares in “street name,” you must register and obtain a control number in advance to attend, vote and ask questions at the virtual meeting. To register to attend the meeting you will need to obtain a legal proxy from your bank, broker or other nominee. Follow the instructions provided to you by your bank, broker or other nominee or contact them to request a legal proxy form. Once you have received a legal proxy from them, you must submit the form of legal proxy provided by your bank, broker or other nominee reflecting the number of your shares along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on March 8, 2021. After Computershare receives your registration materials, you will receive a confirmation email from Computershare of your registration and control number.

Requests for registration may be directed to Computershare as follows:

1.	by email – send an email with your legal proxy information attached to legalproxy@computershare.com, labeled as “Legal Proxy.”

2.	by mail – send your legal proxy information, labeled as “Legal Proxy,” to Computershare at the following address:

Computershare

Cabot Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

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2021 PROXY STATEMENT

About the Annual Meeting (continued)

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach benefits the environment, while providing a timely and convenient method of accessing the materials and voting. On January 27, 2021, we will begin mailing a “Notice of Internet Availability of Proxy Materials” to stockholders, which includes instructions on how to access our proxy statement and our 2020 Annual Report and how to vote your shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our 2020 Annual Report, if you prefer.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2021 Annual Meeting if you attend the meeting or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of January 15, 2021 must be present or represented by proxy at the meeting. This majority is referred to as a quorum. Shares present virtually during the 2021 Annual Meeting will be considered shares of common stock present at the 2021 Annual Meeting. If you are a stockholder of record, your shares are counted as present at the 2021 Annual Meeting if you properly return a proxy by Internet, telephone or mail or if you attend the meeting virtually. If you hold your shares in “street name,” you must follow the instructions of your bank or broker in order to direct them how to vote the shares held in your account, or obtain a legal proxy to vote online at the meeting. Proxy cards or broker voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2021 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter for which the broker lacks discretionary authority to vote the shares. Proposals 1, 2 and 3 are non-routine matters.

Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on proposals 1, 2 and 3, your broker will not be able to vote your shares on these proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters.

How are votes counted? How many votes are needed to approve each of the proposals?

For each of proposals 1, 2, 3 and 4, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.

•

Proposal 1 — Election of Directors. Pursuant to our bylaws, a nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election. Broker non-votes and abstentions will have no effect on the results of this vote.

•	Proposal 2 — Say-on-Pay. Because proposal 2 is an advisory vote, there is no minimum vote requirement that constitutes approval of this proposal.

•

Proposal 3 — Approval of the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan. The affirmative vote of a majority of the votes properly cast on proposal 3 is required to approve the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan. Abstentions will have the effect of votes against this proposal. Broker non-votes will have no effect on the results of this vote.

•

Proposal 4 — Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes properly cast on proposal 4 is required to ratify the appointment of Cabot’s independent registered public accounting firm. Under Delaware law, abstentions are not considered “votes cast” and, therefore, will have no effect

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2021 PROXY STATEMENT

About the Annual Meeting (continued)

on the results of this vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. To the extent there are any broker non-votes, they will also have no effect on the results of this vote.

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

Each of the nominees is an incumbent director who has tendered a conditional resignation that is effective upon (i) the failure to receive a majority of the votes cast for his or her re-election at the 2021 Annual Meeting and (ii) the Board’s acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors (the “Governance Committee”) would be responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his or her resignation. The Governance Committee may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until his or her successor is elected and qualified.

How do I vote?

You can vote either online during the meeting or by proxy without attending the meeting. For additional information on how to attend the meeting, please refer to “How can I attend the 2021 Annual Meeting?” above. Even if you plan to attend the 2021 Annual Meeting, we encourage you to vote your shares by proxy. Stockholders of record have three options for submitting their votes by proxy:

1.	by Internet – go to www.envisionreports.com/CBT and follow the instructions on the secure site,

2.	by phone – call the toll-free number 1-800-652-VOTE and follow the instructions on your proxy card and the recorded telephone instructions, or

3.	by mail – mark, sign and date the proxy card and return it promptly in accordance with the voting instructions on your proxy card.

In order for your vote to be counted, you must return your completed and signed proxy card so that it is received by mail by the Company’s transfer agent by March 10, 2021, vote by Internet or by phone until the start of the meeting, or vote at the virtual meeting if you are attending.

If you hold your shares in “street name,” you must follow the instructions of your bank, broker or other nominee in order to direct them how to vote the shares held in your account, or obtain a legal proxy to vote online at the meeting. Please follow the directions on your voting instruction form carefully.

How do I vote if I hold my stock through the Cabot 401(k) plan?

The Vanguard Fiduciary Trust Company is the trustee of the Cabot Common Stock Fund and the Cabot Common ESOP Fund portions of the Cabot 401(k) plan and is the record owner of all of those shares. If you hold Cabot stock through the Cabot 401(k) plan, you have the right to instruct Vanguard how to vote your shares. Vanguard will tabulate the voting instructions of each participant in the plan and will vote the shares of all participants by submitting a final proxy card representing the plan’s shares for inclusion in the tally at the 2021 Annual Meeting.

Your vote will influence how Vanguard votes those shares for which no instructions are received from other plan participants as those shares will be voted in the same proportion as shares for which instructions are received. If you hold shares in the plan and do not vote, Vanguard will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the plan.

In order for your instructions to be followed, you must provide instructions for the shares you hold through the Cabot 401(k) plan by returning your completed and signed proxy card so that it is received by the Company’s transfer agent by March 8, 2021 or by voting by telephone or over the Internet by 9:00 a.m., Eastern Time, on March 9, 2021.

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2021 PROXY STATEMENT

About the Annual Meeting (continued)

Can I change or revoke my vote?

Yes. You can change or revoke your vote by (1) re-voting by telephone or over the Internet as instructed above (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card or voting instruction form and submitting it as instructed above (only your latest proxy card or voting instruction form will be counted), or (3) attending the meeting and voting online, if you are a stockholder of record or hold your shares in “street name” and have obtained a legal proxy from your bank, broker or other nominee. If your shares are registered in your name, you may also revoke your vote by delivering timely notice to the Secretary, Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, Massachusetts 02210. Attending the meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it. If you hold shares through a bank or broker, you must follow the instructions on your voting instruction form to revoke or change any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare and either Cabot’s Secretary or Assistant Secretary will act as Inspectors of Election.

What if I return my proxy card but don’t vote for some of the matters listed?

If you return a signed proxy card without indicating your vote, your shares will be voted in line with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2021 Annual Meeting?

We are not aware of any other matters that will be considered at the 2021 Annual Meeting. If any other matters properly arise that require a vote, the named proxies will vote in accordance with their best judgment.

What is “householding” and how does it affect me as a stockholder?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon request to: Secretary, Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, Massachusetts 02210. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting

This proxy statement and our 2020 Annual Report on Form 10-K are available at the following Internet address:

http://www.edocumentview.com/CBT.

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2021 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management

As a leading global specialty and performance materials company, we value integrity, respect, excellence and responsibility. We are committed to living these values every day as they are an integral part of the way we conduct our business. Our “Advancing the Core” strategy articulates how we intend to deliver sustained and attractive total shareholder return, built on earnings growth and a balanced capital allocation framework. Our Board is responsible for overseeing the execution of our strategy, and in doing so, the Board seeks to provide leadership as the Company navigates the challenges, not only from the ongoing COVID-19 pandemic, but also from issues around climate change, technological innovation and an evolving regulatory climate. The Governance Committee is charged with reviewing the composition of the Board and recommending board refreshment as appropriate so that the Board as a whole reflects a range of talents, skills, diversity and expertise needed to meet the evolving needs of our Company and its businesses in this changing landscape and to oversee the execution of our strategy.

Important Factors in Assessing Director Qualifications

Director Qualifications. The Governance Committee strives to maintain an engaged, independent board with broad and diverse experience and judgment that is committed to representing the interests of our stakeholders. Board candidates as well as nominees for re-election are evaluated in the context of the current composition of the Board of Directors and in relation to the Board’s current and anticipated requirements. We expect our directors and any candidate or nominee to have integrity and to demonstrate high ethical standards. The Committee also considers a wide range of factors when assessing director qualifications, including:

Ensuring an experienced, qualified Board with expertise in areas relevant to Cabot. The Committee seeks directors who have held significant leadership positions and can bring to the Board specific types of experience relevant to Cabot. It is the Board’s policy that the Board as a whole reflect a range of talents, skills and expertise, particularly in these areas:

•

Management Leadership and Strategic Planning Experience. We believe that directors who have held significant leadership positions over an extended period of time possess strong leadership qualities and demonstrate a practical understanding of organizations, processes, strategy and risk management and know how to drive change and growth. As a publicly traded company, we value experience on the boards of other publicly traded companies and other complex organizations.

•

Specialty Chemicals or Adjacent Industry and Operations Experience. We have sought directors with leadership and operational experience in specialty chemicals or adjacent industries and the value chains in which we operate.

•

Global Experience. We value directors with global business experience because our continued success depends, in part, on growing our businesses outside the United States. Further, we have significant manufacturing operations outside the U.S., and, as in recent prior years, a majority of our revenues came from outside of the U.S. in fiscal 2020.

•	Accounting and Finance Experience. We use a broad set of financial metrics to measure our performance, and accurate financial reporting and robust auditing are critical to our success.
•

Technology and Market Experience. As a science and technology company and an innovator, we value directors with an understanding of technology and material science and the value chains in which we participate. We seek to grow by developing new products and formulations and identifying new applications and markets for our materials. Under our “Advancing the Core” strategy, this is critical as we continue to intensify our focus on application innovation and formulated solutions.

Enhancing the Board’s diversity of background. As a global company, we consider diversity an essential element of our culture. At the Board level and throughout our company we value the benefits we receive from different perspectives and strive for a talented and diverse workforce and a diverse Board that is representative of our global business, customers, employees and stockholders. In evaluating the suitability of individual Board nominees, the Governance Committee takes into account many factors, including general understanding of the disciplines relevant to the success of

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2021 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

a publicly traded company with global manufacturing operations in today’s business environment, professional experience, background, education, skill, age, race, gender and national origin. Our Corporate Governance Guidelines include diversity of origin, gender, background, experience and thought as important director selection criteria and, given this, we do not have a separate formal written policy that solely addresses diversity. The Governance Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

Individual Attributes. The Board believes that to function effectively, all directors should demonstrate sound judgment, compassion, a willingness and ability to work with other members of the Board openly and constructively and the ability to communicate clearly and persuasively, and to dedicate the time sufficient to ensure the diligent performance of their duties on our behalf.

Complying with the Board’s independence guidelines. When selecting and recruiting candidates, the Board looks at other positions the candidate has held or holds, including other board memberships, as well as the candidate’s other relationships, to determine whether any material relationship with Cabot exists that could impair the candidate’s independence.

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2021 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

As highlighted in the graphics below, which reflect the current composition of the Board, other than Mr. Wrighton, who is retiring effective as of the 2021 Annual Meeting, we believe the Board as a whole possesses a balanced mix of the talents, skills, diversity, expertise, tenure and independence needed to meet the evolving needs of the Company and its businesses and to oversee the execution of our Advancing the Core strategy. The numbers of directors counted as possessing a qualification or expertise indicates a specific area of focus or expertise that the director brings to the Board and does not mean that directors not counted do not possess such qualifications or expertise. More details on each director’s qualifications, skills and expertise are included in the director biographies on the following pages.

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2021 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

Candidate Recommendations. We identify candidates for election to the Board of Directors through the business networks of the directors and management and from recommendations made by third-party search firms upon the request of the Governance Committee. Over the past year, the Governance Committee retained a search firm to help identify potential candidates. We evaluate candidates recommended by our stockholders in the same manner and on the same basis as candidates recommended by our directors, management or third-party search firms. Mr. Del Grosso was initially identified as a candidate for election to the Board by a third-party search firm, and upon the recommendation of the Governance Committee, the Board elected Mr. Del Grosso a director effective April 2020. In considering Mr. Del Grosso’s candidacy, the Board considered how Mr. Del Grosso’s significant leadership experience and global operational expertise within the automotive sector would enhance the Board’s depth and capabilities to oversee our Advancing the Core strategy.

Board Refreshment. A number of changes have occurred in our Company’s Board of Directors over the past several years as part of our continuing efforts to ensure that our Board has the right skills and tenures to best oversee management and the execution of our strategy and the associated risks. Taking into account the upcoming retirement of Mr. Wrighton, approximately one-third of our directors have joined the Board in the last two years. Our Board does not have a mandatory retirement policy. With respect to director tenure, the Board is of the view that a mix of tenures that takes into consideration appropriate levels of continuity, institutional memory and fresh perspectives is critical in achieving and maintaining a high-performing board. The Board will continue to proactively manage its composition and make-up to ensure it has the appropriate mix of tenures and the requisite skills to address the Company’s current and future needs.

How we Assess Director Independence

The Board’s Guidelines. It is the Board’s policy that at least the majority of the Board’s members must be independent under our Corporate Governance Guidelines. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. Following the retirement from the Board in March 2020 of our former President and CEO, Mr. Prevost, all of our current directors have been “independent” under the Board’s director independence standards, other than Mr. Keohane, our President and CEO. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with Cabot. The Board’s guidelines for director independence are consistent with the independence requirements in the New York Stock Exchange’s listing standards. In addition to applying these guidelines, the Board evaluates all relevant facts and circumstances in making an independence determination. In assessing director independence, the Board considers all known relationships, transactions and arrangements among directors, their family members, and Cabot. The Board concluded that none of the non-management directors who served as directors during the 2020 fiscal year, other than Mr. Prevost, had a material relationship with Cabot.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address director qualifications and independence, Board Committees, director compensation, Board performance evaluations, Board and Committee meetings, access to senior management, and Chief Executive Officer (“CEO”) performance evaluation and succession planning, among other matters. Many of the Board’s practices and policies set out in these Guidelines are described throughout this discussion of Board Leadership, Structure, Governance and Composition and Risk Management. The Corporate Governance Guidelines are posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot – Governance – Resources.”

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2021 PROXY STATEMENT

Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

Our Leadership Structure — Non-Executive Chair of the Board; Executive Sessions

Sue H. Rataj has served as Non-Executive Chair of the Board of Directors since March 9, 2018.

Although our Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our Board believes that this leadership structure is appropriate at this time because it allows our Chief Executive Officer to focus on the strategic and operational aspects of our business, while allowing the Non-Executive Chair of the Board to provide independent leadership for the Board. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on Cabot’s needs at the time and, as such, believes that it is important to retain flexibility. In the future, if the Chief Executive Officer also serves as Chair of the Board, our Corporate Governance Guidelines require that an independent director be appointed annually as lead director to set the agenda for and lead the executive sessions of the non-management directors at Board meetings and to undertake such other responsibilities as the independent directors designate.

Key Responsibilities. Our Non-Executive Chair of the Board focuses on the Board’s processes and ensuring it is prioritizing the right matters. Specifically, the Chair has the following responsibilities, and may perform other functions at the Board’s request:

•	presiding over meetings of our Board and stockholders, including executive sessions of the non-management directors;
•	serving as an ex-officio member of each Board committee of which he or she is not a member and, upon invitation, attending those committee meetings where possible;
•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;
•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;
•	in collaboration with the Governance Committee, leading our Board’s annual performance review;
•	meeting with each non-management director at least annually;
•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;
•	coordinating the periodic review of management’s strategic plan;
•	in collaboration with the Compensation Committee, leading our Board’s review of the succession plans for our CEO; and
•	working with management on effective stockholder communication and engagement.

How our Board Operates

Our Board of Directors has six scheduled Board meetings to review and discuss Cabot’s performance and prospects as well as the issues we face, with calls and communications between meetings as appropriate. The Board interacts directly with senior management during its meetings. The Board typically dedicates one multiple-day meeting a year to a discussion of longer-term strategic issues the Company faces. During fiscal 2020, the Board met seven times and acted by written consent once.

A significant portion of the Board’s oversight responsibility is carried out through its four operating committees.

Committee Composition. All of the members of our Audit Committee, Governance and Nominating Committee and Compensation Committee satisfy the NYSE’s definition of an independent director.

Committee Operations. Each Committee meets periodically throughout the year, reports its actions to the Board, receives reports from senior management, annually evaluates its performance and can retain outside advisors. Each Committee’s meeting materials are available for review by all directors.

Committee Responsibilities. The primary responsibilities of each Committee are listed below. For more detail about the responsibilities and functions of each Committee, see the Committee charters on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.”

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Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

Audit Committee

Members

Michael M. Morrow, Chair	Frank A. Wilson
Douglas G. Del Grosso

10 meetings in fiscal 2020

Financial Acumen. Mr. Morrow, Mr. Del Grosso and Mr. Wilson are “audit committee financial experts” under SEC rules and each of these directors is “financially literate” under NYSE rules.

Primary Responsibilities

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) our risk assessment and risk management processes. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.
•

Monitors the qualifications, independence and performance of our independent registered public accounting firm and approves professional services provided by the independent registered public accounting firm.

•	Reviews with our independent registered public accounting firm the scope and results of the audit engagement.
•	Reviews the activities and recommendations of our independent registered public accounting firm.
•

Discusses Cabot’s annual audited financial statements, quarterly financial statements and earnings releases with management and Cabot’s independent registered public accounting firm, as well as our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Reviews Cabot’s accounting policies, risk assessment and risk management processes, control systems, legal matters and compliance activities.

During fiscal 2020, the Committee’s other priorities included treasury matters, including cash and debt management; internal controls practices; accounting matters, including those related to the valuation allowance recorded against the Company’s U.S. deferred tax assets, the impairment of certain assets related to the Company’s Purification Solutions business, and the reserve established for potential respirator liabilities; and tax matters. The Committee also discussed the Company’s comprehensive cyber-security risk management programs, data and system testing procedures and cyber incident response plan; and discussed the Company’s corporate compliance program with the members of the Company’s Office of Compliance.

Compensation Committee

Members

Matthias L. Wolfguber, Chair	Mark S. Wrighton*
William C. Kirby

*	Mr. Wrighton is retiring effective at the 2021 Annual Meeting.

4 meetings and 3 actions by written consent in fiscal 2020

Primary Responsibilities

The primary responsibilities of the Compensation Committee are to:

•

Approve the corporate goals and objectives relevant to the compensation of our CEO, evaluate the CEO’s performance in light of those goals and objectives and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation.

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Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

•

Establish policies applicable to the compensation, severance or other remuneration of Cabot’s Management Executive Committee, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•	Review and approve the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive program.
•

Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of shares of stock granted under Cabot’s long-term incentive program.

•	Monitor the activities of the Company’s Investment Committee.
•	Review on a periodic basis reports prepared by management of gender-based pay equity at the Company.

Important items for fiscal 2020 included assessing the effectiveness of our executive compensation programs and establishing appropriate performance measures and goals under our incentive compensation plans for fiscal 2021, in both cases, particularly in light of the impact of the COVID-19 pandemic on the Company’s overall performance in the fiscal year. As part of this review, the Committee made a number of refinements in the financial measures and their relative weighting used in the Company’s short-term and long-term incentive programs for fiscal 2021 to better reflect the Company’s strategy. The Committee also reviewed management’s detailed assessment of gender-based pay equity at the Company, received regular updates of trends and regulatory developments affecting executive compensation, and assessed the market competitiveness of our executives’ compensation.

With respect to Board and Committee oversight of our 2025 Sustainability Goals described below, the Committee will oversee the portion of our goal under Caring for our People and Communities related to retention and development.

Governance and Nominating Committee

Members

Sue H. Rataj, Chair	Michael M. Morrow
Juan Enriquez	Matthias L. Wolfgruber

5 meetings and one action by written consent in fiscal 2020

Primary Responsibilities

The Governance Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.
•	Identifying individuals qualified to become directors of Cabot.
•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.
•	Recommending Committee assignments.
•	Leading the annual review of the Board’s performance.
•	Recommending compensation and benefit policies for Cabot’s directors.
•	Reviewing and making determinations regarding interested transactions under Cabot’s Related Person Transaction Policy and Procedures.

During fiscal 2020, the Governance Committee continued its focus on Board composition and refreshment, and during the year, Douglas Del Grosso joined our Board. The Committee also introduced a director overboarding policy to our Corporate Governance Guidelines. With respect to our director compensation program, the Committee last formally conducted an assessment of the competitiveness of this program in 2018. Ordinarily, the Committee would have performed this assessment in November 2020 and any changes would have been effective as of January 2021. In light of the impact of the COVID-19 pandemic on the Company, the Committee deferred this assessment until next year.

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Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

With respect to Board and Committee oversight of environmental, social and governance (“ESG”) matters generally, while we have not delegated to the Committee oversight of any specific goals under our 2025 Sustainability Goals described below, as noted above, the Committee is charged with reviewing the composition of the Board and refreshing it as appropriate to ensure the Board as a whole reflects a range of talents, skills, diversity and expertise needed to meet the evolving needs of our Company and its businesses.

Safety, Health, Environment & Sustainability (“SHE&S”) Committee

Members

Juan Enriquez, Chair	Christine Y. Yan
Cynthia A. Arnold

4 meetings in fiscal 2020

Primary Responsibilities

The SHE&S Committee reviews aspects of Cabot’s safety, health, environmental and sustainability performance, process safety, security, product toxicology and registrations, community engagement and governmental affairs. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve and risk management and remediation programs.
•	Environmental and safety audit programs, risk assessments, performance metrics and performance against such metrics.
•	Management processes related to our safety, health, environment and sustainability programs.

During fiscal 2020, particular areas of Committee focus included the Company’s process safety management programs; natural disaster risk management and preparedness, particularly relating to flooding and hurricanes in North America; developments in greenhouse gas regulations around the world and in other environmental regulatory changes in the geographies where we operate, particularly in China; the Company’s planned and anticipated significant environmental-related capital expenditures, and the Company’s environmental remediation activities, as well as the Company’s response to the COVID-19 pandemic with respect to employee health and safety.

With respect to Board and Committee oversight of our 2025 Sustainability Goals described below, the Committee will oversee (i) two goals under the Caring for our People and Communities pillar: community engagement and occupational health and safety, and (ii) all five of the goals under the Acting Responsibly for the Planet pillar: emissions, energy, wastes and spills, water and environmental compliance.

Executive Committee

Members

Sue H. Rataj, Chair	Michael M. Morrow
Sean D. Keohane

One meeting and one action by written consent in fiscal 2020

Primary Responsibilities

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are reported to the Board at its next meeting.

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Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

Environmental, Social and Governance (“ESG”) Oversight and Activities

At Cabot, we are committed to operating responsibly, conserving resources and developing innovative performance materials in the pursuit of solutions to the sustainability challenges of our customers, communities and the world. We therefore work to incorporate environmental sustainability, employee safety and well-being, diversity and inclusion and other values into our decision-making in a manner that we believe will both mitigate risk and drive long-term value. We believe that our commitment to ESG matters has historically helped us, and will continue to help us, tap into new markets and expand in existing markets, enable us to reduce costs by implementing sustainable solutions, reduce the risk of regulatory and legal intervention, and increase talent retention and employee productivity.

In fiscal 2020, we adopted our new 2025 Sustainability Goals to further articulate our commitment to ESG matters and facilitate the integration of this commitment into the operation of our business. These goals address 11 topics that we have identified as important to Cabot, and are categorized under the following three pillars: Caring for our People and Communities, Acting Responsibility for the Planet, and Building a Better Planet Together. Our work to achieve each of these goals is resourced by teams across our Company and each goal is sponsored by a member of our Management Executive Committee. Information on these goals and the various ESG-related awards we have received is available on our website at www.cabotcorp.com under the heading “Company – Sustainability”, which information is not part of, or incorporated by reference into, this proxy statement.

With respect to Board oversight of ESG matters in general, rather than concentrating oversight of all ESG initiatives into any one Committee, the Board takes the approach that certain matters are most appropriately overseen by the Board as a whole and for other topics, the most appropriate Committee should maintain oversight. The goals we have established under the Building a Better Planet Together pillar address product sustainability, suppliers’ sustainability, and economic value generated and distributed. We believe each of these goals is most appropriately overseen by the Board as a whole. In addition, the goals we have established with respect to diversity under our Caring for our People and Communities pillar is overseen by the Board as a whole. While our Compensation Committee has oversight of the portion of our goal under Caring for our People and Communities related to retention and development, the Board annually allocates significant time for discussion of talent management and management succession planning, as well as the Company’s diversity and inclusion objectives and achievements, and will continue this practice. The Board’s expectations for Committee oversight of our other 2025 Sustainability Goals is included above with information on the Board Committees, their responsibilities, and areas of risk oversight, under the heading “How our Board Operates”.

How We Evaluate the Board’s Effectiveness

Each year, the Governance Committee leads our Board’s annual evaluation process. The process focuses on the effectiveness of the Board as a whole, prioritizing issues, and identifying specific matters for future discussion. In 2020, our General Counsel solicited feedback from each director based on a series of questions covering Board and Committee membership, operations and responsibilities, as well as open-ended questions so that each director had leeway to provide feedback on the issues he or she believed to be the most pertinent. The key themes, observations and suggestions were summarized and discussed with the Governance Committee and the full Board. Based on these discussions, opportunities to further enhance the Board’s effectiveness have been and are being implemented. In addition, our Non-Executive Chair conducted one-on-one discussions with each director as part of the Board’s annual strategic review meeting.

Our Board’s Role in Risk Oversight

Our Board oversees our enterprise-wide program of risk management. Cabot management is primarily responsible for day-to-day risk management practices and, together with other personnel, regularly engages in an enterprise-wide risk assessment. This assessment is updated on a continual basis and includes a comprehensive review of a broad range of risks, including financial, operational, business, legal, regulatory, reputational, governance and managerial risks which may potentially affect the Company. From this assessment, the most significant risks in terms of their likelihood and severity are identified, and plans to manage and mitigate these risks are developed. Cabot management regularly reports to either the full Board or the relevant Committee of the Board our major risk exposures, their potential

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Board Leadership, Structure, Governance and Composition, and Risk Management (continued)

operational or financial impact on Cabot, and the steps we take to manage them. The Company has a robust risk management program, the strength of which, we believe, is not dependent on the Board’s leadership structure.

Our Board has ultimate responsibility for risk oversight and oversees our corporate strategy, business development, capital structure, market concentration and country specific risks. This includes business continuity risks, including from climate-related risks, if identified as having a material impact on our business, strategy or operations. Each Committee also has responsibility for risk oversight within their areas of responsibility and expertise.

Our Board Committee structure provides for risk oversight as follows:

•

Audit Committee — focuses on financial risk, including internal controls and legal and compliance risks and receives regular reports from our independent registered public accounting firm, our CFO, our Controller, our Treasurer, our Director of Internal Audit and our General Counsel. The Audit Committee also oversees the Company’s enterprise risk management processes and cybersecurity program.

•

SHE&S Committee — assists the Board in fulfilling its oversight responsibility by reviewing the effectiveness of our safety, health, environment and sustainability programs and initiatives and overseeing matters related to stewardship and sustainability of our products and manufacturing processes.

•

Compensation Committee — considers human resources risks and evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Compensation Committee also oversees senior management succession planning and management leadership development, including leadership development that takes into account the Company’s diversity talent and diversity representation on the slate for key positions, and reviews gender-based pay disparity.

•	Governance Committee — considers governance and Board succession risks, and evaluates director skills and qualifications.

For more information on the Board Committees, their responsibilities, and areas of risk oversight, see the section above under the heading “How our Board Operates”.

Our Compensation Discussion and Analysis (“CD&A”) describes our compensation policies, programs and practices for our named executive officers. Our corporate goal-setting, assessment and compensation decision-making processes described in our CD&A apply to all participants in our corporate short- and long-term incentive programs.

Participants in our long-term incentive program receive awards consisting of time-based restricted stock units and performance-based restricted stock units, and, in the case of members of the Management Executive Committee and a limited number of other participants, stock options. Beyond our corporate short- and long-term incentive programs, a substantial number of our facilities offer an annual cash incentive plan.

The Compensation Committee directed management, working with the Committee’s independent consultant, Meridian Compensation Partners, to provide an evaluation on the design of all of our incentive plans to assess whether any portion of our incentive compensation programs encourages excessive risk taking. That assessment was presented to and reviewed by the Compensation Committee. Among the program features evaluated were the types of compensation offered, performance metrics, the alignment between performance goals, payout curves and the Company’s business strategy, and the overall mix of incentive awards. The Company’s compensation programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. Specific features of the programs to mitigate risk include, as applicable, the following: caps limiting the amount that can be paid under the corporate short- and long-term incentive programs and all of the local cash incentive programs; a balanced mix of annual and longer-term incentive opportunities; a mix of cash and equity incentives; multiple performance metrics; management processes to oversee risk associated with each of our incentive programs; stock ownership guidelines for members of the Management Executive Committee; a company compensation recoupment policy; and significant controls for important business decisions. In our CD&A we describe in more detail the features of our executive compensation programs that are designed to mitigate risk, including the oversight provided by the Compensation Committee, which reviews and approves the design, goals and payouts under our corporate short- and long-term incentive programs and each executive officer’s compensation. Based on our assessment, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Governance

Proposal 1 — Election of Directors

Board of Directors

Our Board of Directors currently has eleven members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Three directors are proposed to be elected at the 2021 Annual Meeting. The terms of Cynthia A. Arnold, Christine Y. Yan, and Douglas G. Del Grosso expire at the 2021 Annual Meeting and our Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2024. All of them are current directors and, with the exception of Mr. Del Grosso, have been elected by stockholders at previous annual meetings.

Mark S. Wrighton, whose term of office expires at the 2021 Annual Meeting, is not up for re-election at the 2021 Annual Meeting and will retire from the Board effective at such meeting. Upon the election of the nominated directors, and with Mr. Wrighton’s retirement, Cabot’s Board of Directors will have ten members. We expect that all of the nominees will be available for election, but if any of the nominees is not available at the time of the 2021 Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than three nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election. Abstentions will have no effect on the results of this vote.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its three nominees.

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Proposal 1 — Election of Directors (continued)

Certain Information Regarding Directors

Cynthia A. Arnold (Nominee for Election)

Director Since: 2018

Committee Memberships: SHE&S

Term of Office Expires: 2021

Age: 62

Independent

Business Experience:

•  Chief Technology Officer, The Valspar Corporation, a global paints and coatings company, January 2011 until retirement in July 2017

•   Chief Technology Officer, Sun Chemical Corporation, a producer of inks, coatings and supplies, pigments, polymers, liquid compounds, solid compounds and application materials, 2004 to 2010

•   Vice President of Coatings, Adhesives and Specialty Chemicals Technology, Eastman
Chemical Company, a global advanced materials and specialty additives company, 2003-2004

•   Management and technology leadership positions, General Electric Company, a high technology industrial leader, 1994 to 2003

Other Boards and Positions:

•   Member, Supervisory Board, Avantium N.V., a technology company in renewable chemistry (September 2020 to present)

•   Director, Milliken & Company, a global diversified industrial company for specialty chemicals, performance materials and textiles (April 2019 to present)

•   Director, Citrine Informatics, a global AI-driven materials data management company (2019 to present)

•   Member, Advisory Board, University of Minnesota Dept of Chemical Engineering and Materials Science

Dr. Arnold has a depth of global experience in the specialty chemicals industry, particularly in technology and innovation, with an understanding of the value chains and markets in which Cabot participates.

Douglas G. Del Grosso (Nominee for Election)

Director Since: 2020

Committee Memberships: Audit

Term of Office Expires: 2021

Age: 59

Independent

Business Experience:

•   Director, President and Chief Executive Officer, Adient, plc, a global manufacturer of automotive seating, since October 2018

•   President and Chief Executive Officer, Chassix, Holdings, Inc., a supplier of chassis, brake and powertrain components, from 2016 to 2018

•   President and Chief Executive Officer, Henniges Automotive, a provider of sealing systems, anti-vibration components and encapsulated glass systems, from 2012 to 2015

•   Vice President and General Manager, TRW Automotive, a supplier of automotive systems, modules and components, from 2007 to 2012

•   President and Chief Operating Officer, Lear Corporation, a manufacturer of automotive seating and electrical distribution systems, from 2005 to 2007

Other Boards and Positions:

•   Director, National Association of Manufacturers, a trade association representing manufacturers in the United States (2020 to present)

Mr. Del Grosso has significant leadership and global operational experience within the automotive sector and valuable experience in management, strategic planning, manufacturing, risk management and international business and marketing.

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Proposal 1 — Election of Directors (continued)

Christine Y. Yan (Nominee for Election)

Director Since: 2019

Committee Memberships: SHE&S

Term of Office Expires: 2021

Age: 55

Independent

Business Experience:

•   Stanley Black & Decker, a global leader in power tools, hand tools and storage solutions, engineered fastening systems and security services:

•  President, Asia 2014 – 2018

•  President, Stanley Storage and Workspace Systems 2013 – 2014

•  President Americas, Stanley Engineered Fastening 2008 – 2013

•  President Global Automotive, Stanley Engineered Fastening 2006 – 2008

Other Boards and Positions:

•   Director, Modine Manufacturing Company, a thermal management company (2014 to present)

•   Director, ON Semiconductor, a provider of energy efficient semiconductor-based solutions (2018 to present)

•   Director, Ansell Limited, a provider of protective industrial and medical gloves (2019 to present)

Ms. Yan has extensive background in automotive, industrial and consumer markets with years of experience in global manufacturing and engineering and significant experience with international business, particularly in Asia.

Michael M. Morrow

Director Since: 2017

Committee Memberships: Audit (Chair), Governance

Term of Office Expires: 2022

Age: 64

Independent

Business Experience:

•  Partner, PricewaterhouseCoopers, a public accounting firm, 1986 until retirement in June 2016, as audit partner and in various leadership and governance roles, including Lead Director of PwC’s U.S. Board of Partners

•  Consultant, PwC, June 2016 to June 2017

Other Boards and Positions:

•  Chair, Financial Accounting Standards Advisory Committee (FASAC), an advisory body to the Financial Accounting Standards Board (FASB) (beginning January 2020, and Member from January 2019 to present)

•  Member, Board of Visitors, Wake Forest University School of Business (2011 to 2017)

•  Member, Business Advisory Council, University of Rhode Island School of Business (2010 to 2015)

Mr. Morrow has substantial expertise in accounting, finance and financial reporting matters, and significant leadership, business and corporate governance experience.

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Proposal 1 — Election of Directors (continued)

Sue H. Rataj Non-Executive Chair of the Board

Director Since: 2011

Committee Memberships: Executive (Chair), Governance (Chair)

Term of Office Expires: 2022

Age: 63

Independent

Business Experience:

•   Chief Executive, Petrochemicals for BP, a global energy company, April 2008 until retirement in April 2011

•   Senior management positions with BP, including Group Vice President, Refining and Marketing, July 2007 to April 2008

Other Boards and Positions:

•   Director, Agilent Technologies, Inc., a global leader providing instruments, software and consumables to laboratories in the life sciences, diagnostics and applied chemical markets (2015 to present)

•   Supervisory Board Member, Bayer AG, a life science enterprise developing and manufacturing products in the pharmaceuticals, consumer health, animal health and crop science segments (2012 to 2017)

Ms. Rataj has substantial management leadership and strategic planning experience, significant expertise in operations, safety, health and environmental matters, risk management, accounting and finance matters, particularly in the context of a chemicals company, as well as corporate governance experience.

Frank A. Wilson

Director Since: 2018

Committee Memberships: Audit

Term of Office Expires: 2022

Age: 62

Independent

Business Experience:

•   Senior Vice President and Chief Financial Officer, PerkinElmer, Inc., a life sciences diagnostics, discovery and analytical solutions company, May 2009 until retirement in May 2018

•   Finance, business development and investor relations leadership positions, Danaher Corporation, a life sciences and industrial conglomerate, 1997 to May 2009

Other Boards and Positions:

•   Director, Alkermes, a fully integrated, global biopharmaceutical company (September 2019 to present)

•   Senior Advisor, Astor Place Holdings, the private investment arm of Select Equity Group, L.P., (2018 to present)

•   Director, Sparton Corporation, a provider of design, development and manufacturing services for electromechanical devices (2015 to March 2018)

Mr. Wilson has significant financial expertise and skills in strategic planning, investor relations and business development within international public companies.

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Proposal 1 — Election of Directors (continued)

Matthias L. Wolfgruber

Director Since: 2014

Committee Memberships: Compensation (Chair), Governance

Term of Office Expires: 2022

Age: 67

Independent

Business Experience:

•   CEO, Altana AG, a global specialty chemicals company, 2007 until retirement in January 2016

•   President and CEO, Altana Chemie AG, member of the management board of Altana AG, 2002 to 2007

•   Management positions at Wacker-Chemie in the U.S. and Europe, 1985 to 2002

Other Boards and Positions:

•   Chairman, Lanxess AG, a leading global manufacturer of specialty chemicals and intermediates (May 2018 to present, and Supervisory Board Member from 2015 to 2018)

•   Chairman, Altana AG (May 2020 to present, and Supervisory Board Member from 2016 to 2020)

•   Supervisory Board, Grillo-Werke AG, a manufacturer and supplier of zinc alloy products and chemicals (2014 to announced retirement in March 2021)

•   Chairman, Ardex Group, a global supplier of high-performance specialty building materials (2015 to announced retirement in March 2021)

Dr. Wolfgruber has extensive leadership experience managing specialty chemicals businesses with global operations, with particular expertise in manufacturing, strategic investments and acquisitions.

Juan Enriquez

Director Since: 2005

Committee Memberships: SHE&S (Chair), Governance

Term of Office Expires: 2023

Age: 60

Independent

Business Experience:

•  Chairman and CEO, Biotechonomy Ventures, a life sciences research and investment firm, since 2003

•  Managing Director, Excel Venture Management, a life sciences investment company, since March 2008

•  Director, Life Science Project at Harvard Business School, 2001 to 2003

Other Boards and Positions:

•  Director, various start-up companies

•  Boston Museum of Science (Trustee)

•  American Academy of Arts and Sciences, Trustee

•  Trustee, WGBH

Mr. Enriquez has significant expertise in technology, start-up companies and international business, and leadership experience from his broad experience in technology ventures.

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Proposal 1 — Election of Directors (continued)

Sean D. Keohane

Director Since: 2016

Committee Memberships: Executive

Term of Office Expires: 2023

Age: 52

Business Experience:

•   President and CEO, Cabot Corporation, since March 2016

•   EVP, President, Reinforcement Materials, November 2014 to March 2016; SVP, President, Performance Chemicals, March 2012 to November 2014; General Manager, Performance Chemicals, May 2008 to March 2012; Vice President in March 2005; joined Cabot Corporation August 2002

•   General management positions, Pratt & Whitney, a division of United Technologies, prior to 2002

Other Boards and Positions:

•   Director, The Chemours Company, a global provider of performance chemicals (2018 to present)

•   Director, American Chemistry Council, a trade association representing the business of chemistry at the global, national and state levels (2016 to present)

Mr. Keohane has a deep understanding of Cabot’s businesses, strong knowledge of the chemicals industry and significant experience in management, strategic planning, manufacturing, international business and marketing.

William C. Kirby

Director Since: 2012

Committee Memberships: Compensation

Term of Office Expires: 2023

Age: 69

Independent

Business Experience:

•   Spangler Family Professor of Business Administration, Harvard Business School; T.M. Chang Professor of China Studies, Harvard University, since July 2008

•   Harvard University Distinguished Service Professor and Chairman of the Harvard China Fund, since July 2006

•   Harvard faculty member since 1992, served as Chair of Harvard’s History Department, Director of the Harvard University Asia Center, Dean of the Faculty of Arts and Sciences and Director of the Fairbank Center for Chinese Studies

Other Boards and Positions:

•   Director, The Taiwan Fund, Inc., a diversified closed-ended management investment company (2013 to present)

•   Director, Harvard University Press

•   Director, Harvard Magazine

•   Director, The American Council of Learned Societies, a federation of scholarly organizations whose mission is to promote the circulation of humanistic knowledge throughout society (2018 to present)

•   Director, JAMM Active Limited, a global producer of innovative performance fabrics for athletic use (2016 to January 2021)

•   Director, The China Fund, Inc., a non-diversified closed-ended management investment company (2007 to 2019)

Mr. Kirby has extensive business knowledge and particular expertise regarding the business, economic and political environment in China.

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Other Governance Policies and Practices

Transactions with Related Persons

Policy and Procedures for the Review of Related Person Transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer of Cabot, any greater than 5% stockholder of Cabot and the immediate family members of any of those persons. The Governance Committee is responsible for applying the policy with the assistance of our General Counsel.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 with respect to any fiscal year, (2) Cabot is a participant and (3) any related person has or will have a direct or indirect interest, other than solely as a result of being a director or a less than 10% beneficial owner of another entity (an “interested transaction”). Under the policy, the following interested transactions have a standing pre-approval from the Governance Committee, even if the aggregate amount is greater than $100,000:

•

Certain sales of stock by executive officers to Cabot. (1) Sales of Cabot stock by an executive officer (including the CEO) to Cabot pursuant to the terms of our long-term incentive program or (2) other sales by executive officers (excluding the CEO) provided that the sale has been approved by our CEO, the per share purchase price is the fair market value of our common stock on the date of sale, the proceeds from the sale to the executive officer do not exceed $500,000, and the sale does not take place during a quarterly blackout period.

•

Certain transactions with other companies. Any transaction between Cabot and another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where Cabot is indebted to another company if the total amount of Cabot’s indebtedness to the other company does not exceed 1% of that company’s total consolidated assets. In both cases, the pre-approval applies if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares.

•

Employment of executive officers; director compensation. Any employment by Cabot of an executive officer if the related compensation is required to be reported in our proxy statement or if the compensation was approved by our Compensation Committee. Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Other transactions. Competitively bid or regulated public utility services transactions; transactions involving trustee-type services; and transactions where the related person’s interest arises solely from the ownership of our common stock and all common stockholders received the same benefit on a pro rata basis.

Each interested transaction by a related person that does not have standing pre-approval under the policy should be reported to our General Counsel for presentation to the Governance Committee for approval before its consummation or for ratification, if necessary, after its consummation. The Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any interested transaction with a related person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an interested transaction, the Governance Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Since the beginning of fiscal 2020, Cabot and its subsidiaries had no transactions, nor are there any currently proposed transactions, in which Cabot or its subsidiaries was or is to be a participant and the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules.

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Other Governance Policies and Practices (continued)

Stockholder Engagement

The Company welcomes stockholder engagement. Our directors are available to answer questions from stockholders at the 2021 Annual Meeting. In addition, management of the Company conducts stockholder outreach throughout the year to ensure management and the Board understand and consider the issues that matter most to our stockholders. We provide regular updates regarding the Company’s performance and strategic actions to the investor community, and we participate in numerous investor conferences, one-on-one meetings, earnings calls, investor days, and educational investor and analyst conversations. We also communicate with stockholders and other stakeholders through various media, including our annual report, proxy statement and other filings with the SEC, news releases and our website. We believe ongoing stockholder engagement allows us to respond effectively to stockholder concerns.

Procedures for Stockholders to Recommend Director Nominees

The Governance Committee has a policy with respect to the submission of recommendations by stockholders of candidates for director nominees, which is available on our website. A stockholder wishing to recommend a candidate must submit the recommendation by a date not later than the 120th calendar day before the first anniversary of the date that Cabot released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be submitted to the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, Massachusetts 02210. The notice to the Secretary should include all information about the candidate that Cabot would be required to disclose in a proxy statement in accordance with Securities and Exchange Act rules or as required by the Company’s by-laws, consent of the candidate to serve on the Board of Directors, if nominated and elected, and agreement of the candidate to complete, upon request, questionnaires customary for Cabot directors and to comply with applicable Company policies.

Director Attendance at Meetings

During fiscal 2020, each director attended at least 75% of the aggregate of the total Board meetings and the total meetings held by all of the Committees on which he or she served during the periods that he or she served. Because of travel restrictions that were being implemented at the time of our 2020 Annual Meeting to reduce the spread of COVID-19, each of our Directors attended our 2020 Annual Meeting by telephone, other than Mr. Keohane, who participated from the Company’s offices, and Dr. Wolfgruber.

Code of Business Ethics

We have adopted a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. In fiscal 2020, each of our directors completed our Code of Business Ethics on-line compliance training program that we require our employees to complete. The Code of Business Ethics is posted on our website (www.cabotcorp.com) under the caption “Company —About Cabot — Code of Business Ethics.”

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Non-Executive Chair of the Board by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277.

Anyone who has a complaint or concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. All such communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

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Director Compensation

Annual compensation for our non-employee directors is comprised of cash compensation and a grant of Cabot common stock. The Governance Committee is responsible for reviewing the form and amount of compensation paid to our non-employee directors and recommends changes to our Board of Directors as appropriate. In November 2018, the Governance Committee, with the assistance of Mercer LLC, a national executive compensation firm, evaluated the reasonableness of our director compensation and the appropriate mix of cash and equity compensation and at that time, based on that evaluation and upon the recommendation of the Governance Committee, the Board approved changes in our director compensation. Ordinarily, the Governance Committee would have performed this assessment again in November 2020 and any changes would have been effective as of January 2021. In light of the impact of the COVID-19 pandemic on the Company, the Governance Committee deferred this assessment. Directors who are Cabot employees do not receive compensation for their services as directors.

Cash Compensation

Cash compensation for our non-employee directors consists of the following components:

•	retainer of $90,000
•	$20,000 for serving as Chair of the Audit Committee
•	$15,000 for serving as Chair of the Compensation Committee
•	$10,000 for serving as Chair of the SHE&S Committee
•

$10,000 for serving as Chair of the Governance Committee, except when the Chair of the Governance Committee is also serving as Non-Executive Chair of the Board of Directors, in which case this retainer is waived

•	$110,000 for serving as Non-Executive Chair of the Board of Directors

Cash compensation is paid quarterly and, when changes occur in Board or Committee membership during a quarter, the compensation is pro-rated.

Stock Compensation

Under the Cabot Corporation 2015 Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), each non-employee director is eligible to receive each calendar year shares of Cabot common stock as part of his or her compensation for services to be performed in that year. For calendar year 2020, each non-employee director whose term of office continued after the 2020 Annual Meeting of Stockholders received an award of shares having a grant date value as close as possible to $120,000 (2,635 shares). Patrick Prevost and John O’Brien, who retired at the 2020 Annual Meeting, each received a pro-rated grant of 659 shares. The closing price of our common stock on January 9, 2020, the date such shares were granted, was $45.54. Upon his election to the Board effective April 30, 2020, Mr. Del Grosso received a grant of 2,361 shares as compensation for his services as a non-employee director to be performed in calendar 2020. The closing price of our common stock on April 30, 2020 was $33.89.

As of January 8, 2021, there were 214,291 shares available for issuance under the Directors’ Stock Plan.

We believe that it is desirable for directors to have an equity interest in Cabot and we encourage all directors to own a reasonable amount of Cabot stock to align director and stockholder interests and to enhance a director’s long-term perspective. Accordingly, our Corporate Governance Guidelines require non-employee directors to have an equity ownership in Cabot of at least 10,000 shares. It is expected that this ownership level will generally be achieved within a five-year period beginning when a director is first elected to the Board. For purposes of determining a director’s compliance with this ownership requirement, any deferred shares held by a director are considered owned by the director. In addition, each non-employee director is required to retain the shares granted in any given year for a period of at least three years from the date of issuance or until the director’s earlier retirement.

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Director Compensation (continued)

Reimbursement of Certain Expenses; Charitable Giving

Our Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and Committee meetings and other Cabot business-related events and are covered by Cabot’s travel accident insurance policy for such travel. In connection with the retirement of Mr. Prevost and Mr. O’Brien from the Board of Directors at the 2020 Annual Meeting and in recognition for their many years of service, the Cabot Corporation Foundation made an aggregate contribution on each of their behalf of $25,000 to charities they selected.

Deferred Compensation

Under the Cabot Corporation Non-Employee Directors’ Deferral Plan (the “Deferred Compensation Plan”), directors can elect to defer receipt of any cash compensation payable in a calendar year for a period of at least three years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in Cabot phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with dividends paid on shares credited and treated as if reinvested in Cabot phantom stock units). Messrs. Del Grosso and Enriquez and Dr. Wolfgruber elected to defer receipt of their calendar years 2019 and 2020 cash compensation, as applicable, and treat the deferred amounts as invested in Cabot phantom stock units. Mr. Prevost elected to defer receipt of his calendar year 2019 cash compensation and have it credited with interest at a rate equal to the Moody’s Corporate Bond Rate, and Mr. Kirby elected to defer receipt of his calendar years 2019 and 2020 cash compensation and have it credited with interest at a rate equal to the Moody’s Corporate Bond Rate. The Moody’s Corporate Bond Rate used to calculate interest during calendar year 2020 was 3.45%.

Under the Deferred Compensation Plan, directors also may defer receipt of the shares of common stock issuable to them under the Directors’ Stock Plan. For each share of stock deferred, a director is credited with one Cabot phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the year. The rate used to calculate interest during calendar year 2020 was 3.45%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years, as selected by the director. Messrs. Del Grosso, Enriquez, Kirby, Morrow, and Wilson, Ms. Yan, and Dr. Wolfgruber elected to defer their calendar year 2020 stock awards.

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Director Compensation (continued)

Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors in fiscal 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)(4)	Total($)
Cynthia A. Arnold	90,000	119,998	—	—	209,998
Douglas G. Del Grosso	37,500	80,014	3	—	117,517
Juan Enriquez	95,000	119,998	2,990	—	217,988
William C. Kirby	90,000	119,998	16,059	—	226,057
Michael M. Morrow	110,000	119,998	131	—	230,129
John F. O’Brien	52,500	30,011	—	25,000	107,511
Patrick M. Prevost	45,000	30,011	2,391	25,000	102,402
Sue H. Rataj	200,000	119,998	—	—	319,998
Frank A. Wilson	90,000	119,998	67	—	210,065
Matthias L. Wolfgruber	102,500	119,998	472	—	222,970
Mark S. Wrighton	90,000	119,998	10,600	—	220,598
Christine Y. Yan	90,000	119,998	34	—	210,032

1.

Cash compensation earned reflects changes in Board and Committee service that occurred during the fiscal year. The amounts reported in this column for Messrs. Del Grosso, Enriquez, and Kirby, and Dr. Wolfgruber, and a portion of the amount reported for Mr. Prevost, were deferred under the Deferred Compensation Plan described above.

2.

Reflects the grant date fair value of shares of Cabot common stock granted to each non-employee director computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of shares granted to the director by the closing price of our common stock on the date of grant, which, for all directors other than Mr. Del Grosso, was January 9, 2020 ($45.54). The grant date for Mr. Del Grosso was April 30, 2020 ($33.89). The stock awards reported in this column for Messrs. Del Grosso, Enriquez, Kirby, Morrow, and Wilson, Ms. Yan, and Dr. Wolfgruber were deferred under the Deferred Compensation Plan described above.

3.	Represents above-market interest (the portion exceeding 120% of the applicable long-term rate) on compensation deferred under the Deferred Compensation Plan.
4.	Consists of charitable contributions made in connection with retirement from the Board of Directors.

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Beneficial Stock Ownership of Directors, Executive

Officers and Persons Owning More Than Five

Percent of Common Stock

The following table shows the amount of Cabot common stock beneficially owned as of January 15, 2021 (unless otherwise indicated) by each person known by Cabot to beneficially own more than 5% of our outstanding common stock, by each director of Cabot, by each of our named executive officers and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares(1)		Percent of Class(2)

Holders of More than Five Percent of Common Stock

BlackRock, Inc.	5,203,174	(3)	9.19%

55 East 52nd Street

New York, NY 10055

The Vanguard Group	5,042,068	(4)	8.90%

100 Vanguard Blvd.

Malvern, PA 19355

Wellington Management Group LLP	2,938,778	(5)	5.19%

Wellington Group Holdings LLP

Wellington Investment Advisors Holdings LLP

c/o Wellington Management Company LLP

280 Congress Street

Boston, MA 02210

LSV Asset Management Group	2,917,155	(6)	5.15%

155 N. Wacker Drive, Suite 4600

Chicago, IL 60606

Directors and Executive Officers

Cynthia A. Arnold	9,391		*

Douglas G. Del Grosso	4,850	(7)	*

Juan Enriquez	35,209	(8)	*

Karen A. Kalita	16,540	(9)	*

Hobart C. Kalkstein	119,594	(10)	*

Sean D. Keohane	511,820	(11)	*

William C. Kirby	19,271	(12)	*

Erica McLaughlin	55,965	(13)	*

Michael M. Morrow	12,073	(14)	*

Sue H. Rataj	21,317		*

Frank A. Wilson	8,323	(15)	*

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Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock (continued)

Name	Total Number of Shares(1)		Percent of Class(2)

Matthias L. Wolfgruber	15,612	(16)	*

Mark S. Wrighton	47,690	(17)	*

Christine Y. Yan	6,942	(18)	*

Jeff Zhu	137,287	(19)	*

Directors and executive officers as a group (15 persons)	1,021,884	(20)	1.78%

*	Less than one percent.
1.

For Cabot’s executive officers, the number includes shares of Cabot common stock held for their benefit by the trustee of Cabot’s 401(k) Plan. The shares of common stock allocated to the accounts of Cabot’s executive officers in the 401(k) Plan constitute less than 1% of our common stock.

2.

The calculation of percentage of ownership of each listed beneficial owner is based on 56,614,121 shares of Cabot common stock, which represents the number of shares outstanding on January 15, 2021, plus any shares that such individual or entity has the right to acquire within 60 days of January 15, 2021, unless otherwise noted.

3.

Based on an amendment to a Schedule 13G filed with the SEC on February 5, 2020 by BlackRock, Inc. (“BlackRock”). The Schedule 13G reports that BlackRock has sole voting power with respect 4,963,699 shares and sole dispositive power with respect to 5,203,174 shares.

4.

Based on an amendment to a Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”). The Schedule 13G reports that Vanguard has sole voting power with respect to 30,280 shares, shared voting power with respect to 9,200 shares, sole dispositive power with respect to 5,011,324 shares and shared dispositive power with respect to 30,744 shares.

5.

Based on an amendment to a Schedule 13G filed with the SEC on January 8, 2020 by Wellington Management Group LLP (“WMG”) and Wellington Group Holdings LLP (“WGH”) and Wellington Investment Advisors Holdings LLP (“WIAH”, WMG, WGH and WIAH referred to collectively as “Wellington”). The Schedule 13G reports that Wellington has shared voting power with respect to 2,728,721 shares and shared dispositive power with respect to 2,938,778 shares.

6.

Based on a Schedule 13G filed with the SEC on February 11, 2020 by LSV Asset Management (“LSV”). The Schedule 13G reports that Vanguard has sole voting power with respect to 1,779,034 shares and shared dispositive power with respect to 2,917,155 shares.

7.	Mr. Del Grosso has deferred receipt of these shares under applicable Cabot deferred compensation plans.
8.	Includes 33,109 shares the receipt of which Mr. Enriquez has deferred under applicable Cabot deferred compensation plans. Mr. Enriquez has shared investment power with respect to 2,100 shares.
9.

Includes 12,760 shares of common stock that Ms. Kalita has the right to acquire within 60 days of January 15, 2021 upon the exercise of stock options and 540 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for her benefit.

10.

Includes 72,373 shares of common stock that Mr. Kalkstein has the right to acquire within 60 days of January 15, 2021 upon the exercise of stock options and 6,620 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

11.

Includes 390,975 shares of common stock that Mr. Keohane has the right to acquire within 60 days of January 15, 2021 upon the exercise of stock options and 12,631 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

12.	Mr. Kirby has deferred receipt of these shares under applicable Cabot deferred compensation plans.
13.	Includes 43,519 shares of common stock that Ms. McLaughlin has the right to acquire within 60 days of January 15, 2021 upon the exercise of stock options.
14.	Includes 10,073 shares the receipt of which Mr. Morrow has deferred under applicable Cabot deferred compensation plans.
15.	Mr. Wilson has deferred receipt of these shares under applicable Cabot deferred compensation plans.
16.	Dr. Wolfgruber has deferred receipt of these shares under applicable Cabot deferred compensation plans.
17.

Includes 100 shares held by Dr. Wrighton’s wife, who retains sole voting control over the shares. Dr. Wrighton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

18.	Ms. Yan has deferred receipt of these shares under applicable Cabot deferred compensation plans.
19.	Includes 91,545 shares of common stock that Mr. Zhu has the right to acquire within 60 days of January 15, 2021 upon the exercise of stock options.
20.

Shares of our common stock shown as being beneficially owned by directors and executive officers as a group includes 19,791 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for the benefit of such persons, as applicable.

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Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors (referred to as the “Compensation Committee” or the “Committee”) has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. The Compensation Committee has also reviewed and discussed the CD&A with the members of management who are involved in the compensation process.

Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Matthias L. Wolfgruber, Chair

William C. Kirby

Mark S. Wrighton

Compensation Discussion and Analysis

As context for our named executive officers’ fiscal 2020 compensation, below we summarize Cabot’s fiscal 2020 performance and provide a brief overview of the decisions made with respect to executive compensation in fiscal 2020 and our executive compensation programs for that fiscal year. We then describe our compensation philosophy and objectives, our compensation setting process and other compensation and governance related policies, and compensation awarded, earned and paid for fiscal 2020. For fiscal 2020, our named executive officers and their current positions are:

•	Sean D. Keohane, President and Chief Executive Officer;
•	Erica McLaughlin, Senior Vice President and Chief Financial Officer;
•	Karen A. Kalita, Senior Vice President and General Counsel;
•	Hobart C. Kalkstein, Senior Vice President and President, Reinforcement Materials Segment, and President, Americas Region; and
•	Jeff Zhu, Senior Vice President and President, Performance Additives business, and President, Asia Pacific Region.

Executive Summary

Our “Advancing the Core” strategy is designed to extend our leadership in performance materials by (i) investing for growth in our core businesses, (ii) driving application innovation with our customers, and (iii) generating strong cash flows through efficiency and optimization. The aim of this strategy is to deliver sustained and attractive total shareholder return (“TSR”), built on earnings growth and a balanced capital allocation framework comprised of growth investments and cash return to shareholders. This strategy is intended to ensure that we invest sufficiently in our core businesses to capture opportunities and drive long-term earnings growth while also providing our shareholders with a meaningful cash return.

Fiscal 2020 was unlike any other fiscal year we have experienced, as we battled through a global health crisis and the associated economic uncertainty. The global COVID-19 pandemic severely and negatively impacted demand from our key tire and auto customers, especially in our third fiscal quarter, and that impact was reflected in our fiscal 2020 financial results. While the business environment was challenging, we remained intensely focused on the health, safety and well-being of our employees and on protecting our Company for the long-term through cost reduction efforts, working capital management, and cash flow generation and were able to maintain our strong liquidity position. Beginning during our second fiscal quarter, operations at many of our customers’ plants in China were completely or partially curtailed and, beginning in late March 2020, a number of our key customers, notably most automotive and tire manufacturers in the Americas and Europe, temporarily closed their manufacturing operations. In our third fiscal quarter, many of our plants operated at significantly lower manufacturing levels than usual in response to reduced customer demand and government-mandated closures.

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Executive Compensation (continued)

Our response to the COVID-19 pandemic was immediate and we quickly implemented a tactical plan focused on protecting the health and safety of our employees and ensuring business continuity, establishing employee pay and leave policies, and developing contingency plans and operational guidance for our manufacturing sites. We also began implementing countermeasures to address the reduced demand environment and uncertain business outlook. We developed a holistic response plan comprised of seven distinct workstreams to ensure our capability and capacity to respond quickly when the demand for our essential products returned, each of which was under the leadership of members of our Management Executive Committee, which includes our named executive officers. Our base case plan assumed the pandemic would have a shorter-term impact on our business rather than a long-term structural impact. Our philosophy was focused on protecting the Company and our employees to the greatest extent possible.

The actions we took to mitigate the financial impact of the COVID-19 pandemic included reducing our manufacturing costs, implementing a hiring freeze, lowering structural STA costs and eliminating discretionary spending. We also focused intensely on cash preservation by aggressively reducing inventory levels and accounts receivable to release working capital, reducing our capital expenditures, and temporarily suspending our share repurchases. With these actions, we were able to limit the financial impact on our employees generally, and with the exception of selected employee furloughs where our operations were curtailed and the implementation of limited reduced work and pay policies, we did not make executive level or broad-based compensation or benefits adjustments (other than Mr. Keohane’s temporary salary suspension, at his request) nor did we conduct any broad-based layoffs. Further, with the pace of the recovery in the automotive and tire markets we began to see in the first quarter of fiscal 2021, despite the continued economic uncertainty related to the COVID-19 pandemic, management made the decision to proceed with annual merit-based base salary increases for calendar year 2021 in accordance with the Company’s customary practices, and these increases became effective as of our first payroll period in January 2021. The Compensation Committee approved merit-based salary increases for each of our named executive officers for 2021, and market-based adjustments for Mses. McLaughlin and Kalita and Mr. Kalkstein, as described further below.

Compensation Actions related to the COVID-19 Pandemic

At Mr. Keohane’s request, due to the uncertainty created by the COVID-19 pandemic, his salary was temporarily suspended for the third fiscal quarter.

As a result of the impact of the COVID-19 pandemic on the Company’s financial performance in fiscal 2020, our short-term incentive (“STI”) and long-term incentive (“LTI”) programs operated as follows with respect to corporate performance:

•

STI program: Company performance was below the threshold level of the adjusted earnings before interest and taxes (“EBIT”) goal resulting in no payout against the 70% portion of the program based on Company performance;

•

LTI program: Company performance was below the threshold levels of adjusted earnings per share (“EPS”) and adjusted return on net assets (“RONA”) goals established for 2020 performance under all outstanding performance-based restricted stock unit (“PSU”) awards resulting in no PSUs being earned on the basis of fiscal 2020 performance.

The Compensation Committee took into consideration various factors as they determined potential actions with regard to our incentive programs. In the case of both the STI and LTI programs, the Committee determined that it was appropriate to leave the performance metrics in place without adjustment and did not otherwise make any discretionary adjustments with respect to fiscal 2020 performance, even though the global effect of the COVID-19 pandemic was not foreseeable when these metrics were established in 2017, 2018 and 2019, as applicable.

In making this decision, the Committee determined that it was appropriate to measure the performance of the Company and our leadership team against the metrics that were initially set and that required strong (and, after the effects of the pandemic became knowable, extraordinary) performance in order to be earned. In addition, with respect to the STI program, the Committee took into account that 30% of the target awards are payable on the basis of the executive’s individual performance. With respect to the LTI program, the Committee is generally of the view that, taking into account the cyclicality of the Company’s business, this program is intended to reward performance over the long-term through the achievement of financial targets that are aligned with our Advancing the Core strategy to return 7%-10% adjusted EPS CAGR over time. Further, the Committee considered the structure of our LTI program, which provides for an award that delivers value in three components, PSUs, time-based restricted stock units (“TSUs”), and stock options,

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Executive Compensation (continued)

with PSUs representing 35% of the total grant date value of the award assuming target level achievement of applicable performance goals. Following a review of the effectiveness of the LTI program since the adoption of our current strategy in 2015 and as projected through 2023, the Committee confirmed its view that the LTI program as currently structured continues to be effective in supporting the Company’s compensation philosophy, and thus determined to not adjust the performance metrics.

Our Performance in Fiscal 2020

With respect to our financial performance in fiscal 2020, we achieved the following results and returned $124 million of cash to our shareholders:

Our strong balance sheet and cash generation power allowed us to successfully navigate the COVID-19 pandemic while remaining focused on our long-term strategy and capital allocation framework. During the year we executed on important initiatives to extend our leadership positions and to position us well for sustained growth in earnings and free cash flow. During the 2020 fiscal year, we:

•

managed our investments to strengthen our core manufacturing asset footprint, executed the successful start-up of our new fumed silica plant in Carrollton, Kentucky and continued work to upgrade the carbon black plant we purchased in China in 2018 for the production of specialty carbons; and

•

continued to implement the transformation plan for our Purification Solutions business, including improving the efficiency of the business with the sale of our lignite mine in Marshall, Texas and the execution of a long-term supply agreement for lignite-based activated carbon.

We also significantly advanced our targeted growth efforts in new applications. With respect to our energy materials product line, we completed our acquisition of Shenzhen Sanshun Nano, a leading producer of carbon nanotubes and formulations for the high growth lithium-ion battery market. This acquisition broadened our range of conductive carbon additives and formulation capabilities. When combined with our legacy range of conductive carbon blacks and carbon nanostructures, we believe our innovative offerings will be differentiated in this important high growth application. Additionally, customer qualifications in our Inkjet packaging applications continued to build momentum during the year, as this application begins its transition from analog to digital printing technology.

To improve our efficiency and further optimize our operations, we implemented a number of cost reduction initiatives across the Company during the fiscal year, in addition to the temporary cost reduction initiatives described above. These included the move of our shared service center in the U.S. to Latvia and the establishment of our Global Business Services (“GBS”) organization, to drive the efficiency and effectiveness of those processes that power our way of doing business.

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Executive Compensation (continued)

During fiscal 2020 we also advanced our sustainability agenda with the launch of our new 2025 sustainability goals. These goals expand our focus to include areas such as product development, supplier sustainability, diversity and inclusion, and community involvement. In addition, we received a Gold rating from EcoVadis, an independent sustainability monitoring organization, for our Sustainability Report, which is the fifth consecutive year that we have received a Gold rating. In December 2020 we were named one of America’s Most Responsible Companies 2021 by Newsweek magazine for the second year in a row. Further, we continue to focus on creating a more inclusive and diverse organization and, currently, four of the ten members of our Management Executive Committee provide gender and ethnic diversity among our most senior leadership.

Highlights of our Fiscal Year 2020 Named Executive Officer Compensation Decisions and the Impact of Company Performance on Compensation.

We believe fiscal 2020 compensation appropriately aligned named executive officers’ compensation with our corporate performance, with a significant portion of the compensation paid to our named executive officers based on our performance against pre-established corporate financial goals. Specifically, 65% of the total direct compensation opportunity for our CEO (base salary, target STI award and LTI awards (with PSUs valued at target, without giving effect to his salary suspension)) was performance-based and not guaranteed, and, on average, the total direct compensation opportunities for our other named executive officers that were performance-based was 55%. The charts below show the total direct compensation opportunities provided to our named executive officers for fiscal 2020, as well as the mix between short- and long-term compensation, noting the elements that constitute performance-based compensation.

Base Salary. All of our named executive officers received a base salary increase for calendar 2020 during our annual salary review process that took place in November 2019, with the exception of Mr. Keohane, whose base salary was determined to be competitive by the Committee at that time based on a review of benchmark compensation data and the Committee’s targeting strategy for executive compensation (as further described below). The increases in the base salaries of our named executive officers other than Mr. Keohane during the annual review process ranged from 3.5% to 10% and were made in recognition of the officers’ strong individual performance and leadership, and, in the case of Ms. McLaughlin and Ms. Kalita, to bring their base salaries closer to the market median of the benchmark compensation data used by the Committee, as further described below. With these increases, we believe the base salaries of our named executive officers for fiscal 2020 were aligned and consistent with our compensation philosophy, which considers individual performance and leadership, scope of responsibilities, the number of years the executive has held the position, and benchmark compensation data to arrive at a market competitive base level of compensation appropriate for the individual. (See pages 43-46 for further details).

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Executive Compensation (continued)

STI Awards and Payouts. As discussed above, as a result of the impact of the COVID-19 pandemic on our financial performance in fiscal 2020, Company performance was below the threshold level of the adjusted EBIT goal established by the Committee under our STI program for fiscal 2020, resulting in no payout against the 70% portion of the award that is based on our financial performance. The Committee did not adjust the EBIT goal or the net working capital (“NWC”) days goal under the STI program or otherwise make any discretionary adjustments with respect to fiscal 2020 performance. The amounts paid in STI to members of our Management Executive Committee, including our named executive officers, were limited to the 30% portion of the award that is tied to individual performance. The amounts paid reflected their individual contributions and leadership, and ranged from 110% to 130% of target. The total STI awards made to the members of our Management Executive Committee, including our named executive officers, ranged from 33% to 39% of the named executive officer’s overall target award. (See pages 43-46 for further details about awards and payouts made to our named executive officers).

LTI Awards and Payouts. Our LTI program is 70% performance-based and 30% time-based, consisting of a combination of PSUs (35%), stock options (35%) and TSUs (30%) (with percentages measured based on the awards’ grant date values, assuming target level achievement of applicable performance goals in the case of PSUs). The grant date value of the awards granted in fiscal 2020 to each named executive officer was based on an assessment of the named executive officer’s position, role and responsibilities within the Company, the overall competitiveness of his or her total direct compensation, and internal equity (the relationship of pay among the executive officers in the context of their responsibilities) and retention considerations. (See pages 43-46 for further details.)

Further, as described on page 41, each PSU award is allocated evenly into three tranches, with each tranche having a separate fiscal year performance period and the entire award having a cumulative three-year overall vesting period. All performance goals for each performance period are established at the time of grant to cover the full three-year performance period. Our financial performance in each fiscal year determines the percentage of the target award earned for that fiscal year performance period in three outstanding PSU awards. For each performance metric, adjusted EPS and adjusted RONA, achieving the target level of performance results in 100% of the portion of the award that relates to that metric being earned. As discussed above, as a result of the impact of the COVID-19 pandemic on our financial performance in fiscal 2020, we did not achieve the threshold level for 2020 performance under any of our outstanding PSU awards, and no outstanding PSUs were earned on the basis of our fiscal 2020 performance. As was the case with our STI program, the Committee did not adjust the adjusted EPS and adjusted RONA targets under the PSU awards eligible to be earned in 2020 or otherwise make any discretionary adjustments with respect to fiscal 2020 performance.

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Executive Compensation (continued)

Characteristics of our Executive Compensation Programs

Our executive compensation programs include a number of practices intended to align the interests of management and our shareholders.

What We Do	What We Don’t Do

✓  Link pay to performance; significant portion of executive pay is not guaranteed

✓  Tie performance-based awards to achievement of pre-established financial metrics

✓  Use our STI awards to recognize individual performance and leadership and achievement of corporate goals

✓  Balance the mix of pay components, including cash, stock options, and restricted stock units (both performance- and time-based)

✓  Cap incentive awards under our STI and LTI programs

✓  Provide long-term focus by setting multiple years of performance goals for PSU grants at the time of grant

✓  Maintain stock ownership guidelines

✓  Subject STI and LTI program compensation to our recoupment policy

✓  Provide modest perquisites consisting primarily of financial planning and an executive physical examination

✘ Enter into employment contracts with our CEO and other named executive officers (other than Mr. Zhu)

✘ Provide for excise tax gross-ups in the event of a change in control

✘ Reprice underwater stock options without shareholder approval

✘ Permit hedging or short sales of company stock by executive officers or directors

✘ Provide single-trigger change in control vesting in our equity awards

Consideration of Results of Shareholder Advisory Votes on Executive Compensation

At our 2020 Annual Meeting, we conducted an advisory (non-binding) shareholder vote on executive compensation, as required by the Dodd-Frank Act. Approximately 94% of the shares voted approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in our 2020 proxy statement. In considering the results of this most recent favorable advisory vote on executive compensation, among other things, the Compensation Committee determined that the Company’s executive compensation programs have been effective in implementing the Company’s stated compensation philosophy and objectives, and directly aligning compensation paid or earned with Company performance. Therefore, the Committee did not make any changes in the structure of these programs or in response to this vote.

The Compensation Committee recognizes that executive pay practices and corporate governance principles continue to evolve. Accordingly, it will continue to monitor executive compensation practices and make adjustments as necessary to ensure that our executive compensation programs continue to support our corporate goals and objectives, appropriately incentivize management and reflect good corporate governance principles.

The Compensation Committee pays close attention to the advice of its compensation advisors and provides access for our shareholders who would like to communicate on executive compensation directly with the Compensation Committee or the Board. You may contact the Board of Directors through our website at “Company — About Cabot — Governance — Contact the Board of Directors”.

Compensation Philosophy, Objectives and Process

Continuing to position Cabot for future success requires the talent to support our business and Advancing the Core strategy. Our executive compensation programs are designed to provide a competitive and internally equitable compensation and benefits package that rewards individual and Company performance and reflects job complexity and the strategic value of the individual’s position while promoting long-term retention and motivation. We seek to accomplish these goals in a way that is aligned with the long-term interests of our shareholders.

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Executive Compensation (continued)

To achieve these goals, our executive compensation programs adhere to these principles:

•	Offer a total compensation opportunity and a benefits package that are competitive in our industry;
•	Reward executives based on our business performance by closely aligning a meaningful portion of their compensation with the performance of the Company on both a short- and long-term basis;
•	Set challenging but achievable performance goals that support the Company’s short- and long-term financial goals;
•	Motivate individual performance by rewarding the specific performance and achievements of individual executives and their demonstrated leadership; and
•	Align the interests of our executives and our shareholders through performance-based compensation, equity grants and stock ownership guidelines.

Our Compensation Setting Process

The Compensation Committee

As discussed under “Board Leadership, Structure, Governance and Composition, and Risk Management — How our Board Operates — Compensation Committee”, on page 11, the Compensation Committee is responsible for all compensation decisions related to members of the Company’s Management Executive Committee, which includes all our named executive officers.

The annual compensation planning process for the preceding fiscal year concludes at the Committee’s meeting in November, when the Committee evaluates the Company’s performance against the corporate performance goals set for the just-concluded fiscal year and also evaluates each executive officer’s individual performance and, on this basis, determines the amounts payable or earned, as applicable, in the fiscal year under our STI and LTI programs. Each November, the Compensation Committee also (i) determines any adjustments to base salaries, with any adjustment typically effective the following January, (ii) sets corporate performance metrics applicable to our STI and LTI programs for the current fiscal year, (iii) grants LTI awards, and (iv) establishes performance goals and maximum payment levels under our STI and LTI programs for awards granted in the current fiscal year, in each case, for each named executive officer.

A description of the Compensation Committee’s roles and responsibilities is set forth in its written charter adopted by the Board of Directors, which can be found at www.cabotcorp.com under “Company — About Cabot — Governance — Resources.”

Role of the Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners (“Meridian”) as its independent compensation consultant for purposes of advising on executive compensation matters since March 2018. During fiscal 2020, Meridian provided the Committee with advice on a broad range of executive compensation matters, including the following:

•	Apprising the Committee of compensation-related trends and developments in the marketplace, including developments relating to the COVID-19 pandemic;
•	Informing the Committee of regulatory developments relating to executive compensation practices;
•	Reviewing and assessing the composition of the group of peer companies used for benchmarking purposes;
•	Providing the Committee with an assessment of the market competitiveness of our executive compensation programs;
•	Assessing the relationship between executive compensation actually paid and corporate performance;
•

Identifying potential changes to our executive compensation programs to maintain market competitiveness and consistency with business strategies, good governance practices and alignment with shareholder interests;

•

Assessing the proposal to seek shareholder approval to increase the shares available for issuance under the Cabot Corporation 2017 Long-Term Incentive Compensation Plan included as Proposal 3 in this proxy statement; and

•	Reviewing the disclosure of our executive compensation programs in this proxy statement.

Meridian attended all regularly scheduled meetings of the Compensation Committee during fiscal 2020.

The Compensation Committee has assessed the independence of Meridian pursuant to SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Compensation Committee.

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Executive Compensation (continued)

Role of the Chief Executive Officer and Other Officers

Each year, our CEO and our Chief Human Resources Officer (“CHRO”), working with internal resources as well as Meridian, review the design of our executive compensation programs and recommend modifications to existing, and/or the adoption of new, plans and programs to the Compensation Committee. In addition, our CEO recommends to the Committee the performance metrics and goals to be used to determine payouts under our STI and LTI programs, and each named executive officer’s individual performance goals (other than the CEO’s) are jointly developed by the executive and the CEO.

Before the Compensation Committee makes compensation decisions regarding the compensation of our named executive officers, the CEO provides his assessment of each named executive officer’s performance, other than his own, taking into consideration factors such as the officer’s achievement of individual goals, leadership accomplishments, contribution to Cabot’s performance and the achievement of Company goals, and areas of strength and areas for development. He then makes specific award recommendations. In preparing compensation recommendations for the Committee, our CEO, our CHRO and other members of management involved in the process review compensation and survey data compiled by the Committee’s independent compensation consultant for similarly-situated executives at our peer group of companies and other external competitive market data provided by such consultant, as described below. Our CEO attends Compensation Committee meetings but is not present for, and does not participate in, any discussions concerning his own compensation. All decisions relating to the compensation of our named executive officers are made solely by the Committee and are reported to the full Board of Directors.

Use of Benchmarking Comparison Data

The companies we have included in our compensation peer group consist of companies in the diversified chemicals or specialty chemicals industries with similar products and services and with revenues and a market capitalization generally between one-third and three times the Company’s revenue and market capitalization. The Compensation Committee reviews executive compensation data for executives with comparable positions at these peer group companies to gauge the reasonableness of its executive compensation decisions and the competitiveness of our executive compensation programs. The Compensation Committee believes maintaining market-competitive executive compensation programs allows us to successfully attract and retain experienced executive talent who are critical to our long-term success.

The Compensation Committee annually reviews the companies included in our compensation peer group and may add or eliminate companies as it determines to be appropriate. For purposes of fiscal 2020 compensation matters our compensation peer group consisted of the following 20 companies:

•  Albemarle Corporation

•  Ashland Global Holdings, Inc.

•  Axalta Coating Systems

•  Celanese Corporation

•  The Chemours Company

•  FMC Corporation

•  Ferro Corporation

•  H.B. Fuller Company

•  Huntsman Corporation

•  Innospec Inc.

•   Kraton Corporation

•   Minerals Technologies

•   NewMarket Corporation

•   Element Solutions, Inc. (formerly Platform Specialty Products Corporation)

•   Avient Corporation (formerly PolyOne Corporation)

•   RPM International Inc.

•   Stepan Company

•   Trinseo S.A.

•   Tronox Limited

•   W.R. Grace & Co.

In preparation for the fiscal 2021 executive compensation review season and the decisions that the Compensation Committee has made and will make with respect to fiscal 2021 compensation, the Compensation Committee reviewed, with Meridian, the peer group companies listed above and confirmed the continued appropriateness of the peer group for benchmarking the Company’s executive compensation programs. As a result, the Compensation Committee did not make any changes in our compensation peer group for fiscal 2021 compensation decisions.

The Compensation Committee and management also consider executive compensation survey data. The survey data used is based on information reported in the Willis Towers Watson Executive Compensation survey.

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Executive Compensation (continued)

At least annually the Compensation Committee reviews tally sheets that detail all elements of each named executive officer’s compensation and benefits for the current and prior fiscal years, as well as a projection of his or her compensation for the upcoming fiscal year. These are provided to the Committee as a means to review the total compensation and benefits package for each named executive officer and the impact of any compensation decisions on such compensation and benefits levels.

Factors Considered in Determining Amounts of Compensation

The Compensation Committee considers the following factors in determining each named executive officer’s total annual and long-term compensation opportunities:

•	the officer’s role, level of responsibility, performance, leadership, and experience;
•	the number of years the officer has held the position;
•	the current target total compensation for each officer;
•	employee retention and internal equity considerations; and
•	external competitiveness.

The Compensation Committee has adopted a targeting strategy for executive compensation decisions that defines competitiveness as a “range around the market 50th percentile” for all elements of total direct compensation (base salary, target STI awards and LTI awards (with PSUs valued at target)). For members of the Management Executive Committee who are promoted from within Cabot, and whose total direct compensation is not competitive at the time of their promotion under our targeting strategy, our philosophy and intention is to bring such executive’s total direct compensation to the market median of the benchmark compensation data used by the Committee over a three-year period from the time of their promotion. The Committee believes that the use of a range provides the Committee with the framework to target the market median of the benchmarking data used by the Committee, as described under “Use of Benchmarking Comparison Data” above, but to vary compensation opportunities as it deems appropriate based on individual and Company circumstances.

Developing Company Performance Metrics

The performance metrics we use for our STI and LTI programs are intended to support our short- and long-term business plans and strategies. In fiscal 2020, we used four financial metrics to promote well-rounded Company and management performance, as described below.

For our STI awards we used adjusted EBIT as the principal financial performance metric because it reflects an important near-term goal of improving our operating profitability and is a key driver of TSR. To increase the focus on efficiently managing our working capital, and to measure our short-term financial health, we also used a NWC days metric in our STI awards.

For our PSU awards, we used adjusted EPS as the principal financial performance metric because it reflects an important longer-term financial goal of improving our after-tax profitability. Because our business is capital intensive, we believe it was also appropriate to include a return metric under our LTI program and, as a result, used adjusted RONA, which measures how effectively and efficiently we use our operating assets to generate earnings.

Our philosophy in setting goals for each of the metrics is to establish goals that will drive the achievement of our short- and long-term objectives under our Advancing the Core strategy. Accordingly, in setting our adjusted EBIT and adjusted EPS goals for fiscal 2020, we began with our performance in the just completed fiscal year and set a growth target from that base. In setting our NWC days goals we considered the prior fiscal year’s performance to establish goals that were intended to incentivize a reduction in our net working capital days and continued improvement in our NWC management. Finally, in setting adjusted RONA goals, we seek to drive earnings growth at return levels greater than our weighted average cost of capital. Overall, we intend to set challenging, but achievable target goals, that will only be realized as a result of strong execution and performance. We recognize that from time to time we may need to change the metrics we use to reflect new priorities and business circumstances. We expect to continue to reassess our performance metrics and goal setting process annually.

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Executive Compensation (continued)

Our Performance-based Compensation Philosophy

How Did our Fiscal 2020 STI Program Operate?

We provide annual STI awards to drive the achievement of key short-term business results and to recognize individuals based on their contributions to those results and Cabot’s overall performance. Each named executive officer has an annual target incentive opportunity under our STI program, which is expressed as a percentage of his or her base salary, as summarized below:

Name	FY20 STI Target	FY20 STI Target Amount
Sean D. Keohane	120%	$1,200,000
Erica McLaughlin	70%	$338,100
Karen A. Kalita	55%	$202,675
Hobart C. Kalkstein	60%	$288,268
Jeff Zhu	60%	$293,357

The actual amounts payable under the STI program range from 0% to 200% of the target award opportunity, with 70% of each award based on the achievement of pre-established corporate financial goals and the remaining 30% of each award based on individual performance and achievements. We used two financial metrics to measure corporate performance for determining payouts under our STI program for fiscal 2020: adjusted EBIT, which had an 80% weighting, and NWC days, which had a 20% weighting. The Committee established threshold, target, and maximum performance level goals for each financial metric, and for adjusted EBIT, also a stretch performance level goal, with payout for performance between performance levels determined on a straight-line basis. For NWC days, the target level was a narrow “dead band” of days so that small variations around demonstrated performance levels would not be rewarded or penalized. In addition, the awards made for fiscal 2020 specified that if the threshold adjusted EBIT goal was not achieved, no payouts against corporate performance under our STI program would be made. Under our STI Program, the Committee retains the discretion, after determining the amount that would otherwise be payable under an award for a performance period, to adjust the actual payment, if any, to be made under such award. The Committee did not exercise such discretion with respect to fiscal 2020 awards. The threshold adjusted EBIT goal was not achieved and, accordingly, no payouts were made against the 70% weighted corporate financial performance component under our STI program.

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Executive Compensation (continued)

At the beginning of each fiscal year, the non-Executive Chair, with input from the other independent directors, develops the individual performance goals for our CEO, which are then approved by the Committee. Each of our other executive officers develops with the CEO his or her individual performance goals for the year. In assessing each executive officer’s individual performance, the Committee considers the officer’s personal achievements, including his or her achievements against established individual performance goals, as well as individual contributions to the management team and to the Company, and leadership and management of the executive officer’s business, region or function, as applicable. The Committee does not assign specific numerical weightings or ratings to the individual performance goals and the performance of each officer is evaluated as a whole. Furthermore, there are no formal threshold levels of achievement applicable to the individual performance component of our STI program. Ultimately, the determination of the payout of the portion of the STI awards based on individual performance is based on the judgment of the Committee (with respect to our CEO) and our CEO and the Committee (with respect to our CEO’s direct reports), in each case, after reviewing all relevant factors, with the final determination made by the Committee.

The adjusted EBIT and NWC days targets for the fiscal 2020 STI awards and our actual fiscal 2020 performance were as follows:

Fiscal 2020 STI Program Targets and Results

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2020 Results	Performance Modifier
Adjusted EBIT (80%)*	$347 million	$414 million	$433 million	$473 million	$242 million	0.0%
NWC Days (20%)	83	78-76	—	71	72	180.0%
Weighted average payout						0.0%

*	Threshold adjusted EBIT must be achieved to make any payment on the basis of corporate performance.

The portion of the STI award that was earned by each named executive officer based on individual performance reflected his or her individual performance and leadership in fiscal 2020 (ranging from 110% to 120% of target), with the total STI awards earned ranging from 33% to 36% of the named executive officer’s overall target award. Detailed information about each named executive officer’s fiscal 2020 STI payout is set forth in the discussion below under the heading “Fiscal 2020 Compensation Decisions”.

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Executive Compensation (continued)

How Did our Fiscal 2020 LTI Program Operate?

We provide our named executive officers with LTI awards to incentivize sustainable growth and long-term value creation, to further align the interests of our executives with those of our shareholders by tying the executives’ realized compensation to stock price changes during the performance and/or vesting periods, and to promote retention. The grant date value of LTI awards granted to each named executive officer for a given year is based on an assessment of the individual’s position, role and responsibilities within the Company, the overall competitiveness of his or her total direct compensation opportunity, and internal equity considerations. The Committee also considers compensation peer group and other market data for a general understanding of competitive equity compensation practices and considers the impact of the grants on equity incentive plan usage and share dilution, as well as the Company’s compensation expense and employee retention concerns.

70% of the target value of our executives’ LTI awards is performance-based, consisting of a combination of PSUs and stock options, which only provide value when the share price increases above the share price on the date of grant. When making LTI awards for fiscal 2020, the Compensation Committee first determined the total grant date value of the awards to be granted to each executive, and then delivered that value in three components: PSUs representing 35%, stock options representing 35%, and TSUs representing 30%, respectively, of the total grant date value of the award, assuming target level achievement of applicable performance goals for PSUs. The terms of each type of LTI award are described in further detail below, which terms are generally applicable to LTI awards granted in fiscal 2020 and in previous fiscal years.

PSUs reward performance and the execution of our goal to deliver year-over-year and long-term growth in earnings and to increase the operating profit we generate relative to the capital we invest in our businesses. Stock options are performance-based because no value is created unless the value of our common stock appreciates after grant and they encourage employee retention through the use of a time-based vesting schedule. TSUs encourage employee retention by providing some level of value to executives who remain employed for three years. PSUs, stock options and TSUs also support an ownership culture and thereby encourage our executives to take actions that are best for Cabot’s long-term success. Importantly, although each of these equity awards provides a competitive economic value on the date of grant, their ultimate value to an executive will depend upon the degree to which we achieve objectively measurable performance metrics and/or the market value of our common stock after the end of the relevant vesting period. That value will be largely dependent upon our performance and the performance of our stock.

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Executive Compensation (continued)

PSUs

To reinforce the long-term nature of the PSU awards and to reward performance and the execution of our long-term growth goals, at the time of grant, the performance metrics and goals for each of the three one-year performance periods of the award are established. Specifically, each award of PSUs is allocated evenly into three tranches, with each tranche having a one-year performance period and the entire award having a three-year vesting period. When the award vests at the end of the applicable three-year period, the number of shares of stock issuable, if any, will depend on the degree of achievement of corporate performance goals for each year within the overall three-year performance period. Based on the degree to which we achieve the performance goals, an executive may earn between 0% to 200% of the number of PSUs allocated to each tranche of his or her award.

To drive long-term performance, threshold, target, stretch and maximum goals are established for the corporate performance metrics for each tranche in the three-year performance period at or before the time of grant of the PSUs. In November 2019, at the time it approved the grant of PSU awards, the Committee established the specific performance metrics and goals for the fiscal 2020, fiscal 2021 and fiscal 2022 performance periods of these awards, based on the Company’s prior fiscal year performance and management’s expectations for incremental earnings growth and performance over that three-year period and taking into account our Advancing the Core strategy. Setting metrics and goals in this way serves to both reinforce the long-term nature of these awards and to incentivize our leaders to achieve incrementally more challenging goals for each fiscal year included in the award. Our actual performance against those goals determines the number of shares that will be issuable in respect of the PSUs when the awards vest, with the number of shares issuable for performance between performance levels interpolated on a straight-line basis. The financial metrics used to measure corporate performance for these awards are adjusted EPS, with an 80% weighting, and adjusted RONA, with a 20% weighting.

To reinforce the capital allocation goal of returning a substantial portion of free cash flow to shareholders under our Advancing the Core strategy, dividend equivalent payments are made in cash in respect of PSUs that are earned based on the achievement of applicable performance metrics, but that have not vested based on time, when and if dividends are declared and paid on the Company’s common stock. The objective of providing such dividend equivalent payments is to help focus our executives on, and to reward them for, managing the business so as to produce cash that is capable of being distributed to shareholders in the form of a dividend. Dividend equivalents also mirror the income generation associated with stock ownership.

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Executive Compensation (continued)

Stock options

Stock options are granted with an exercise price equal to 100% of the closing price of Cabot’s common stock on the date of grant. They generally vest, subject to continued employment, over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant) and have a ten-year term.

TSUs

TSUs generally vest, subject to continued employment, in their entirety at the end of three years. When the TSUs vest, they are settled in shares of Cabot common stock. During the vesting period, dividend equivalents are paid in cash on each TSU when and if dividends are declared and paid on the Company’s common stock.

Practices Regarding the Grant of Equity Awards

Annual equity grants are made at the Compensation Committee’s regularly scheduled meeting in November to align the timing of grants with our fiscal year, most importantly for PSUs, which are earned based on a fiscal year performance period. The exercise price of stock options is the closing price of Cabot stock on the NYSE on the date the options are granted. From time to time, equity awards outside of the annual grant program are made for recruiting or retention purposes or in connection with promotions or to recognize specific achievements or performance. We do not have a program, plan, or practice to time “off-cycle” awards in coordination with the release of material non-public information.

PSUs Earned under Outstanding PSU Awards on the Basis of Fiscal 2020 Performance

The following tables show the performance metrics and goals and the relative weighting of each metric that the Committee set for the fiscal 2020 performance period of PSUs granted in fiscal 2017, 2018, and 2019, our degree of attainment of these goals and the percentage of the awards earned, measured against the target award. As the performance metrics and goals for the fiscal 2020 performance period of these awards were established at different times based on when they were granted, they each reflect the long-term goals and target-setting philosophy in place when they were awarded. In light of the impact of the COVID-19 pandemic on our financial performance in fiscal 2020, because we did not achieve the threshold level for 2020 performance under any of our outstanding PSU awards, no outstanding PSUs were earned on the basis of our fiscal 2020 performance.

Performance Goals (set in November 2017) and Results for

Performance Year 3 of the PSUs that Vested in November 2020

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2020 Results	Percent Earned
Adjusted EPS (80%)	$2.70	$3.82	$4.20	$4.50	$2.08	0.0%
Adjusted RONA (20%)	9.0%	12.0%	13.1%	15.0%	7.6%	0.0%
Composite						0.0%

Performance Goals (set in November 2018) and Results for

Performance Year 2 of the PSUs that Vest in November 2021

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2020 Results	Percent Earned
Adjusted EPS (80%)	$3.84	$4.61	$5.06	$5.64	$2.08	0.0%
Adjusted RONA (20%)	11.7%	14.4%	15.4%	17.2%	7.6%	0.0%
Composite						0.0%

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Executive Compensation (continued)

Performance Goals (set in November 2019) and Results for

Performance Year 1 of the PSUs that Vest in November 2022

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2020 Results	Percent Earned
Adjusted EPS (80%)	$3.32	$4.18	$4.38	$4.89	$2.08	0.0%
Adjusted RONA (20%)	11.0%	13.0%	14.0%	15.0%	7.6%	0.0%
Composite						0.0%

PSUs Earned under PSU Award that Vested in 2020

The chart below shows the composite 2018 PSU achievement under the PSU awards granted in November 2017 that vested in November 2020. The performance periods of these awards were our 2018, 2019, and 2020 fiscal years. As described above, the Committee established the performance metrics and goals for each of these performance periods based on the Company’s expectations for the Company’s earnings growth and performance over that three-year period at the time of grant.

Results for PSUs granted in Fiscal 2018 that Vested 2020

Performance Year	Adjusted EPS Target (100% Payout)	Adjusted EPS Actual	% Achieved	Adjusted RONA Target (100% Payout)	Adjusted RONA Actual	% Achieved	Overall Achievement
2018 (Y1)	$3.60	$4.03	167.8%	12.4%	14.3%	183.3%	170.9%
2019 (Y2)	$3.71	$3.91	134.5%	12.1%	12.7%	133.3%	134.3%
2020 (Y3)	$3.82	$2.08	0.0%	12.0%	7.6%	0.0%	0.0%
Composite							101.7%

Fiscal 2020 Compensation Decisions

The compensation decisions the Committee made with respect to our named executive officers for fiscal 2020 are described below.

In considering each officer’s individual performance in fiscal 2020 and determining his or her STI award payout for fiscal 2020 and making the other compensation decisions discussed above, the Committee specifically considered the following:

Sean D. Keohane, President and CEO.

Fiscal 2020 Performance Summary

The Committee believes that Mr. Keohane performed extremely well in fiscal 2020. The Committee specifically recognized Mr. Keohane’s steady leadership guiding the Company through the COVID-19 pandemic, balancing objectives to protect the Company and its employees during very uncertain times, while continuing to advance key strategic initiatives that will enable the Company to capture opportunities and drive long-term earnings growth. The Committee also recognized Mr. Keohane’s role in:

•	our strong SH&E performance in the year;
•	the development and roll-out of our 2025 Sustainability Goals, and our progress in integrating sustainability throughout Cabot and in developing a more inclusive and diverse organization;
•

our execution of important strategic initiatives, including continued implementation of the transformation plan for our Purification Solutions business and actions taken to remove hurdles to our divestiture of this non-core business;

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Executive Compensation (continued)

•	the acquisition of Shenzhen Sanshun Nano to strengthen our product capabilities and market position in the fast growing lithium ion battery application;
•

the investments we made to strengthen our manufacturing asset footprint, reflected most notably in the successful start-up of our additional fumed silica capacity in Carrollton, Kentucky and the continued work to upgrade the carbon black plant we purchased in China in 2018 for the production of specialty carbons, which we expect to be completed in 2022;

•	the establishment of our GBS organization to increase the efficiency and effectiveness of those processes that power our way of doing business; and
•	the strengthening of our investor outreach that resulted in, among other things, an increase in analyst coverage of the Company.

Compensation Decisions for Fiscal 2020

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY20 LTI Grant Amount(2)	FY20 LTI Grant(2)
$1,000,000	0%	$1,200,000	$432,000	$4,500,000	31,355 PSUs 26,876 TSUs 147,471 Options

(1)	The STI payout was based on the achievement of 0.0% of target against corporate performance and 120% of target against individual performance, resulting in a payout of 36% of target.
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

Erica McLaughlin, SVP and CFO.

Fiscal 2020 Performance Summary

Among Ms. McLaughlin’s key achievements that the Committee considered were the following:

•

her role in helping the Company manage through the COVID-19 pandemic, including the strong financial support provided in the development of plans focused on business continuity and maintaining our access to liquidity and as a member of the COVID-19 pandemic workstream focused on cash generation and liquidity, and on internal and external communications related to the impact of, and the Company’s response to, the COVID-19 pandemic;

•	her role in leading the Company’s cash generation activities, which resulted in our generating $377 million of cash flow from operations, including a $185 million decrease in net working capital;
•	her role in the execution of our capital allocation strategy, which included returning $124 million to our shareholders through dividends and share repurchases;
•

her strong leadership of our M&A and other strategic activities, including the acquisition of Shenzhen Sanshun Nano and the strategic sale of our Marshall lignite mine and related long-term activated carbon supply agreement; and

•	her role leading our investor communications program, including successful outreach efforts that resulted in an increase in analyst coverage of the Company.

Compensation Decisions for Fiscal 2020

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY20 LTI Grant Amount(2)	FY20 LTI Grant(2)

$483,000	5%	$338,100	$121,716	$825,000	5,748 PSUs 4,927 TSUs 27,036 Options

(1)	The STI payout was based on the achievement of 0.0% of target against corporate performance and 120% of target against individual performance, resulting in a payout of 36% of target.
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

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Executive Compensation (continued)

Karen A. Kalita, SVP and General Counsel.

Fiscal 2020 Performance Summary

Among Ms. Kalita’s key achievements that the Committee considered were the following:

•

her role in helping the Company manage through the COVID-19 pandemic, including the strong legal support provided in relation to business continuity matters, and in developing employee pay and leave policies, contingency plans and operational guidance for our manufacturing sites, and, as a member of the COVID-19 pandemic workstream, ensuring the Company accessed available government subsidies and support programs around the globe;

•	her guidance to the Board on governance matters;
•	her strong legal guidance and support overseeing the negotiation of key commercial, M&A and other strategic activities;
•	her strong leadership within the Company’s Office of Compliance and to the Company on ethics and compliance matters, and her role in managing our regulatory compliance programs;
•	her role in providing risk management counsel; and
•	her effective oversight of complex litigation and environmental matters toward positive outcomes for the Company.

Compensation Decisions for Fiscal 2020

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY20 LTI Grant Amount(2)	FY20 LTI Grant(2)

$368,500	10%	$202,675	$66,883	$600,000	4,180 PSUs 3,583 TSUs 19,662 Options

(1)	The STI payout was based on the achievement of 0.0% of target against corporate performance and 110% of target against individual performance, resulting in a payout of 33% of target.
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

Hobart C. Kalkstein, SVP and President, Reinforcement Materials Segment, and President, Americas Region.

Fiscal 2020 Performance Summary

Among Mr. Kalkstein’s key achievements that the Committee considered were the following:

•

his role in helping the Company manage through the COVID-19 pandemic, including his strong leadership in developing contingency plans for our Reinforcement Materials segment manufacturing sites and action plans to mitigate the financial impact of the coronavirus on the Company, and, as a member of the COVID-19 pandemic workstream focused on cost savings measures to protect the Company’s earnings;

•	his strong contribution to the Company’s successful working capital reduction;
•	his role in effectively implementing new commercial terms to manage volatility in our feedstock costs;
•

his leadership in strengthening strategic customer relationships within the Reinforcement Materials Segment and the successful negotiation of supply agreements with certain of our major tire customers;

•	his role in advancing the development and commercialization of our E2C™ solutions; and
•	his role in leading our Americas Region.

Compensation Decisions for Fiscal 2020

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY20 LTI Grant Amount(2)	FY20 LTI Grant(2)

$480,447	3.5%	$288,268	$95,129	$800,000	5,574 PSUs 4,778 TSUs 26,217 Options

(1)	The STI payout was based on the achievement of 0.0% of target against corporate performance and 110% of target against individual performance, resulting in a payout of 33% of target.
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

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Executive Compensation (continued)

Jeff Zhu, SVP and President, Performance Additives business (since October 2, 2019) and President, Asia Pacific Region.

Fiscal 2020 Performance Summary

Among Mr. Zhu’s key achievements that the Committee considered were the following:

•

his role in helping the Company manage through the COVID-19 pandemic, including his strong leadership in developing contingency plans for our Performance Additives business manufacturing sites and action plans to mitigate the financial impact of the coronavirus on the Company, and, as a member of the COVID-19 pandemic workstream focused on cost savings measures to protect the Company’s earnings;

•	his role in leading the business as it lays the foundation to restore profitability to its historical levels;
•	his strong contribution to the Company’s successful working capital reduction;
•

his role in the successful start-up of our additional fumed silica capacity in Carrollton, Kentucky, which secures access to long-term feedstock and will allow us to meet growing demand for our high-performance fumed silica;

•	his role overseeing the modification of the carbon black plant we purchased in China in 2018 for the production of specialty carbons;
•	his leadership of the business’s application development and strategic activities, particularly with our acquisition of Shenzhen Sanshun Nano; and
•	his role in leading our Asia Pacific Region.

Compensation Decisions for Fiscal 2020

Base Salary	Base Salary Increase	STI Target Amount	Actual STI Payout(1)	FY20 LTI Grant(2) Amount	FY20 LTI Grant(2)

$488,928	5%	$293,357	$96,808	$800,000	5,574 PSUs 4,778 TSUs 26,217 Options

(1)	The STI payout was based on the achievement of 0.0% of target against corporate performance and 110% of target against individual performance, resulting in a payout of 33% of target
(2)	The number and grant date value of PSUs assumes target level of achievement of applicable performance goals.

What’s New for 2021 Compensation

In connection with fiscal 2021 compensation decisions, our management team recommended to the Compensation Committee a number of refinements to our STI and LTI programs, all of which were adopted and reflected in the incentive awards made for fiscal 2021, which will be further discussed in next year’s CD&A.

The refinements in our STI program consist of the following:

•

Adding Discretionary Free Cash Flow (“DFCF”) as a third financial metric to measure corporate performance for determining payouts under our STI program for fiscal 2021. Adding this metric incentivizes cash flow management and more closely aligns the incentive metrics under our STI awards with each of the elements of our Advancing the Core strategy.

•

Adjusting the weighting of the financial metrics, with adjusted EBIT weighing 60%, and NWC days and DFCF each weighing 20% (compared to adjusted EBIT and NWC days with an 80% and 20% weighting, respectively, for fiscal 2020).

•

Removing the minimum adjusted EBIT achievement level (or gate) for payouts against each performance metric under our STI program. This emphasizes the relative importance of the achievement of each of the three financial metrics.

•

Linking the scorecard of annual objectives for each business and function to determine the funding of awards based on individual performance as a whole for each business and function. This is intended to provide for greater differentiation and recognition of the achievement of individual performance among the Company’s businesses and functions.

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Executive Compensation (continued)

The refinement made in our LTI program for awards made for fiscal 2021 consists of modifying the weighting of the two financial metrics used for our PSUs. For PSUs granted before November 2020, adjusted EPS and adjusted RONA have an 80% and 20% weight, respectively. For awards granted in November 2020 (during fiscal 2021), adjusted EPS and adjusted RONA have a 65% and 35% weight, respectively. Increasing the weight of the adjusted RONA performance is intended to further incentivize the effective and efficient use of our operating assets to generate earnings.

2021 Compensation Decisions

In addition to the refinements to our STI and LTI programs, we conducted our annual review of the market competitiveness of the compensation of our executive officers. As part of this review, we made market-based adjustments to the base salaries of certain of our named executive officers and each of our named executive officer’s target STI incentive opportunity for 2021, other than Mr. Keohane’s, was increased to bring the target total direct compensation of our named executive officers closer to the market median of the benchmark compensation data used by the Committee. The table below sets forth the base salary and target STI incentive opportunity for 2021 for each of our named executive officers.

Name	2021 Base Salary Merit Increase	2021 Base Salary Market Adjustment	2021 Base Salary	FY21 STI Target as % of Base Salary

Sean D. Keohane	3.5%		$1,035,000	120%

Erica McLaughlin	3.5%	6%	$529,899	75%

Karen A. Kalita	3.5%	12%	$427,165	65%

Hobart C. Kalkstein	3.5%	1.8%	$506,213	70%

Jeff Zhu	3.5%		$506,040	70%

Risk Assessment

We monitor the risks associated with our executive compensation programs and policies on an on-going basis. In May 2020, management presented the Committee with the results of a study it conducted of our compensation programs to assess the potential risks arising from these programs. We believe the following policies and practices reflect sound risk management practices within our compensation programs and mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives and other employees:

•	Use of short- and long-term performance periods in our LTI program and multiple levels of tiered performance (threshold, target, stretch and maximum) in both our STI and LTI programs;
•	Targeting pay within a reasonable range of market median;
•	Use of maximum payout caps in both the STI and LTI programs;
•	Use of different financial performance metrics across the STI and LTI programs covering multiple dimensions of performance (income statement, balance sheet, share price, etc.);
•	Ability of the Committee to use discretion to modify STI awards;
•	Annual Committee review and approval of the STI and LTI program design, performance metrics and goals and earned payouts;
•	Mix of equity awards and multi-year vesting used in the LTI program;
•	Availability of a Company recoupment policy; and
•	Use of share ownership guidelines.

Based on these mitigating factors, the Committee agreed with the study’s findings that our compensation programs do not encourage inappropriate or unacceptable risk to the Company, and that any risks are within our ability to effectively monitor and manage and are not reasonably likely to have a material adverse effect on the Company.

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Executive Compensation (continued)

Share Ownership Guidelines

To further align the interests of our executives and our shareholders, in November 2008, we adopted share ownership guidelines for members of our Management Executive Committee. Under our guidelines, we expect our CEO to own equity in the Company in an amount equal to five times his or her annual base salary, and each other officer who reports directly to the CEO to own equity in an amount equal to three times his or her annual base salary. Each executive has five years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. The Committee reviews compliance with these guidelines annually. At the time of this filing, all of the members of the Management Executive Committee who have been subject to these guidelines for five years or longer had satisfied such share ownership guidelines.

Recoupment of Compensation

The Company adopted a recoupment (clawback) policy in 2012. The policy applies to performance-based compensation, such as STI and LTI compensation, paid to participants in our LTI program (which includes our named executive officers), and covers awards made for fiscal 2013 and thereafter. Under the policy, if the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements under applicable securities laws, and the amount of performance-based compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, the amount of the excess compensation awarded or paid during the three-year period preceding the date on which the Company is required to prepare the restatement is subject to recoupment, in the discretion of the Compensation Committee. In addition, if a participant knowingly engaged in misconduct that is a material factor in the Company’s obligation to restate its financial statements, the Company will have the right to seek recoupment of the proceeds from the sale of shares issued upon the exercise of stock options or upon the vesting of restricted stock units (including TSUs and PSUs) occurring during the twelve-month period following the filing with the SEC of the financial statements required to be restated, in an amount deemed appropriate by the Compensation Committee under the circumstances.

Other Information

Retirement and Other Benefit Programs

Except for Mr. Zhu, our named executive officers participate in the full range of benefit programs and are covered by the same retirement plans on the same terms as are generally provided to our full-time U.S. salaried employees, are eligible to participate in and/or receive benefits under our Deferred Compensation Plan and our Death Benefit Protection Plan, and participate in our Senior Management Severance Protection Plan. These plans are described in the footnotes and text that accompany the compensation tables that follow this CD&A.

Mr. Zhu is a participant in our Senior Management Severance Protection Plan, but as a China-based employee, does not participate in the other retirement and benefit programs described above. Instead, Mr. Zhu participates in the China Supplemental Pension Plan, which is provided to full-time Cabot employees in China, and participates in the insurance and other benefit programs consistent with other employees who are on an international assignment. These benefits, and their costs to Cabot, are described in the footnotes and text that accompany the compensation tables that follow this CD&A.

Health and Welfare Plans

The health and welfare plans offered to our named executive officers are the same as those offered to all other employees working in the same country. Mr. Zhu is also covered by the health and welfare plans and life and disability benefits offered to our employees who are on an international assignment.

Perquisites

We provide our named executive officers a modest level of perquisites, consisting principally of financial planning and tax assistance services and an executive physical examination. We provide these benefits to help our executives maintain their health and manage their finances, in each case, so that they are able to focus their attention on Cabot’s business. Mr. Zhu receives certain benefits as a result of his international assignment as described further below.

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Executive Compensation (continued)

Employment Arrangements

With the exception of Mr. Zhu, our named executive officers serve without employment agreements. The compensation of our named executive officers is set by the Compensation Committee as described above.

When Mr. Zhu joined Cabot in February 2012, Cabot reimbursed him for expenses related to his relocation from Singapore to Shanghai. Under the terms of his offer letter, Mr. Zhu receives additional benefits, many of which are offered to employees who are on an international assignment. These benefits consist of tax equalization, housing (including utilities), a car and driver, an annual home leave, and a travel allowance. The tax equalization benefit is intended to ensure that Mr. Zhu’s tax obligations are equal to the taxes he would have paid on his earnings had he remained a resident in Singapore, with the Company paying all other Chinese taxes associated with the income Mr. Zhu earns while based in China. In addition, under the terms of Mr. Zhu’s offer letter with the Company, if Mr. Zhu’s employment is terminated at Cabot’s initiation, while based in China, for any reason other than dismissal due to a violation of law or applicable company policy, Cabot will pay the costs to repatriate Mr. Zhu and his family back to Singapore. Mr. Zhu’s base salary and short-term incentive and equity awards are determined in U.S. Dollars and then converted to local China RMB at the time of payment.

Hedging Policy

The Company’s insider trading policy prohibits executives, directors, their family members who share the same address or are financially dependent upon them, and entities owned or controlled by any such persons, from, among other things, engaging in any “short sales”, including short sales “against the box”, or purchases, sales, or other arrangements involving, puts, calls or other derivative securities on the Company’s common stock, and issuing any standing or limit orders for the sale of the Company’s common stock that remain outstanding for more than five days, other than in connection with a Rule 10b5-1 trading plan adopted in compliance with the policy. No categories of hedging transactions are specifically permitted and, other than the transactions described above, no other categories of hedging transactions are specifically disallowed.

Tax and Accounting Information

We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote short- and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company and has paid, and will continue to pay, compensation that is not deductible.

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Executive Compensation (continued)

Summary Compensation Table

The following table and footnotes describe the compensation for our named executive officers for the three most recently completed fiscal years (or such shorter period as described in the footnotes below). Each component of our executive compensation program is described under the heading “Compensation Discussion and Analysis,” which begins on page 29.

Name and Principal Position	Year	Salary ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Sean D. Keohane(1) President and CEO	2020	750,000	2,924,943	1,574,400	432,000	—	136,180	5,817,523
	2019	987,500	2,925,000	1,574,578	964,272	15,469	212,560	6,679,379
	2018	937,500	2,599,951	1,399,898	1,567,500	—	270,593	6,775,442

Erica McLaughlin Senior Vice President and CFO	2020	477,250	536,205	288,636	121,716	—	76,332	1,500,139
	2019	445,000	503,750	271,171	263,576	—	84,775	1,568,272
	2018	323,779	403,659	179,277	273,839	—	57,770	1,238,324

Karen A. Kalita(2) Senior Vice President and General Counsel	2020	360,125	389,935	209,912	66,883	1,309	57,523	1,085,687
	2019	281,756	237,454	87,516	90,263	819	39,818	737,626

Hobart C. Kalkstein Senior Vice President, President, Reinforcement Materials Segment, and President, Americas Region	2020	476,385	519,981	279,893	95,129	4,552	59,647	1,435,587
	2019	453,650	520,000	279,921	236,341	2,629	88,466	1,581,007
	2018	416,000	487,464	262,474	440,568	2,675	102,224	1,711,405

Jeff Zhu(1)(2) Senior Vice President, President, Performance Additives business, and President, Asia Pacific Region	2020	483,107	519,981	279,893	96,808	—	775,562	2,155,351

1.

Mr. Keohane’s fiscal year 2020 annual base salary was $1,000,000. In recognition of the impact of the coronavirus pandemic on the Company’s business and operations during fiscal year 2020, at his request, Mr. Keohane’s salary was temporarily suspended from April 1 through June 30, 2020.

Under the terms of Mr. Zhu’s employment arrangements, his base salary, short-term incentive award, and equity-based compensation are determined in U.S. Dollars and then converted to China RMB at time of payment. For purposes of the disclosure in this proxy statement, certain amounts that were paid and recorded in China RMB have been converted to U.S. Dollars using the average monthly exchange rate during the 12-month period ended September 30, 2020 of U.S.D 7.00695 to one China RMB.

2.

For Ms. Kalita, information is only provided for fiscal 2019 and 2020 because she was not a named executive officer for fiscal 2018. For Mr. Zhu, information is only provided for fiscal 2020 because he was not a named executive officer for fiscal 2018 or 2019.

3.

We review base salaries annually in November and any changes are generally effective on January 1 of the following calendar year. The amounts reported in this column reflect salary earned during each fiscal year.

4.

The amounts reported in this column reflect the aggregate grant date fair value of TSUs and PSUs granted in the applicable fiscal year to each named executive officer, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value per unit of the TSUs and PSUs is equal to the closing price of Cabot common stock on the date of grant, with the grant date fair value of the PSUs calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved, and, for PSUs made for fiscal 2020, these amounts are as follows: Mr. Keohane: $1,574,962; Ms. McLaughlin: $288,722; Ms. Kalita: $209,961; Mr. Kalkstein: $279,982; and Mr. Zhu: $279,982. If the maximum level of performance were to be achieved under the PSUs granted in fiscal 2020, the grant date fair value of these awards would be as follows: Mr. Keohane: $3,149,924; Ms. McLaughlin: $577,444; Ms. Kalita: $419,922; Mr. Kalkstein: $599,964; and Mr. Zhu: $599,964. We pay dividend equivalents on all TSU awards, and on PSUs (to the extent earned) if, and when, we pay dividends on our common stock, which is factored into the grant date fair value for these awards. The assumptions used to calculate the

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Executive Compensation (continued)

grant date fair value of stock awards are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2020.
5.

The amounts reported in this column reflect the aggregate grant date fair value of stock option awards granted in the applicable fiscal year to each named executive officer, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, determined using the Black-Scholes option-pricing model. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2020.

6.	The amounts reported in this column consist of:
a.

The Cash Balance Plan was terminated on July 31, 2019 and each named executive officer, except Mr. Zhu, received a lump sum payment from the plan on September 11, 2020. Therefore, the change in actuarial present value consists only of the benefits under the Supplemental Cash Balance Plan, measured from October 1, 2019 to September 30, 2020 as follows: for Mr. Keohane: $(21,469); for Ms. McLaughlin: $(1,799); and for Mr. Kalkstein: $(5,113). Ms. Kalita and Mr. Zhu do not have a balance in the Supplemental Cash Balance Plan. These amounts are presented in accordance with SEC rules, which require the use of the same assumptions as required by FASB ASC Topic 715. When such amounts are negative, they are not reflected in the amount reported in the column. The Supplemental Cash Balance Plan is frozen and, therefore, the change in the Present Value of Accrued Benefits (PVAB) is due to (i) one less year to accumulate benefits to normal retirement, resulting in a shorter discounting period and an increase to the PVAB; and (ii) a change in the discount rate assumption for the plan, the net effect of which decreased the PVAB. Details on the Cash Balance Plan and the Supplemental Cash Balance Plan and the actuarial assumptions to calculate the amounts above can be found below under the heading “Pension Benefits”.

b.

Above-market interest (the portion exceeding 120% of the applicable federal long-term rate) credited to deferrals under Cabot’s Deferred Compensation Plan as follows: for Ms. Kalita: $819 in 2019 and $1,309 in 2020; and for Mr. Kalkstein: $2,675 in 2018, $2,629 in 2019 and $4,552 in 2020.

7.

The table below identifies the amounts shown for fiscal 2020 in the “All Other Compensation” column. All of the amounts reflect the actual cost to Cabot of providing the payment or benefit described below.

	Company Contributions to 401(k) Plan ($)(a)	Company Contributions to Supplemental 401(k) Plan ($)(a)	Company Contributions to China Supplemental Pension Plan ($)(a)	Company Contributions to Deferred Compensation Plan ($)(a)	Financial Planning and Tax Assistance ($)(b)	Additional Benefits and Tax Equalization ($)(c )	Other ($)(d)	Total ($)

Sean D. Keohane	28,500	89,700	—	—	15,316	—	2,664	136,180

Erica McLaughlin	28,500	31,379	—	—	15,182	—	1,271	76,332

Karen A. Kalita	32,345	4,140	—	1,672	18,572	—	794	57,523

Hobart C. Kalkstein	28,500	15,083	—	7,000	7,794	—	1,270	59,647

Jeff Zhu	—	—	33,584	—	5,514	672,017	64,447	775,562

a.	The 401(k) Plan, the Supplemental 401(k) Plan, the Deferred Compensation Plan, and the China Supplemental Pension Plan are described under the heading “Deferred Compensation” beginning on page 57.
b.	Consists of amounts paid or reimbursed by Cabot for financial planning and tax assistance services during fiscal 2020.
c.

Mr. Zhu receives additional benefits, many of which are provided to employees on an international assignment, that amounted to $672,017 for fiscal 2020. These benefits included the payment by Cabot of expenses related to his assignment to China, consisting of $157,952 for rent and utilities for housing in China, $9,357 for home leaves during the year, and $14,536 for a travel allowance. Mr. Zhu will also receive an estimated $490,172 in tax equalization benefits with respect to fiscal 2020. The tax equalization benefit is intended to ensure that Mr. Zhu’s tax obligations are equal to the taxes he would have paid on his earnings had he remained a resident in Singapore, with the Company paying all other Chinese taxes associated with the income Mr. Zhu earns while based in China. Certain of these amounts were paid in China RMB and have been converted to U.S. dollars as described above.

d.

Consists of the amount paid by Cabot for an annual physical exam (none in 2020); and for each U.S.-based named executive officer, the cost to Cabot of insurance premiums under our Death Benefit Protection Plan, which provides a death benefit equal to three times a named executive officer’s annual base salary at the time of his or her death, up to a maximum benefit of $3,000,000. These premiums are paid directly to the life insurance carriers. For Mr. Zhu, this amount includes the insurance premium paid by Cabot under the Company’s international benefits program for health and welfare, life, and disability insurance, as well as $27,750 for the cost of a car and driver. The life insurance plan for employees on international assignment provides a benefit equal to two times base salary up to a maximum benefit of $300,000.

The table does not include any amounts related to the use of tickets for sporting and cultural events by the named executive officers because no incremental costs are incurred by Cabot in providing these benefits. Cabot purchases season tickets to sporting and cultural events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets.

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Executive Compensation (continued)

Grant of Plan-Based Awards Table

The following table reports plan-based awards granted to the named executive officers during fiscal 2020. The material terms of our STI and LTI awards are described in “Compensation Discussion and Analysis — Our Performance-based Compensation Philosophy” beginning on page 38.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sean D. Keohane
TSU	11/8/2019	—	—	—	—	—	—	26,876	—	—	1,349,981
PSU	11/8/2019	—	—	—	15,678	31,355	62,710	—	—	—	1,574,962
Options	11/8/2019	—	—	—	—	—	—	—	147,471	50.23	1,574,400
STI	—	420,000	1,200,000	2,400,000	—	—	—	—	—	—	—
Erica McLaughlin
TSU	11/8/2019	—	—	—	—	—	—	4,927	—	—	247,483
PSU	11/8/2019	—	—	—	2,874	5,748	11,496	—	—	—	288,722
Options	11/8/2019	—	—	—	—	—	—	—	27,036	50.23	288,636
STI	—	118,335	338,100	676,200	—	—	—	—	—	—	—
Karen A. Kalita
TSU	11/8/2019	—	—	—	—	—	—	3,583	—	—	179,974
PSU	11/8/2019	—	—	—	2,090	4,180	8,360	—	—	—	209,961
Options	11/8/2019	—	—	—					19,662	50.23	209,912
STI	—	70,936	202,675	405,350	—	—	—	—	—	—	—
Hobart C. Kalkstein
TSU	11/8/2019	—	—	—	—	—	—	4,778	—	—	239,999
PSU	11/8/2019	—	—	—	2,787	5,574	11,148	—	—	—	279,982
Options	11/8/2019	—	—	—	—	—	—	—	26,217	50.23	279,893
STI	—	100,894	288,268	576,536	—	—	—	—	—	—	—
Jeff Zhu
TSU	11/8/2019	—	—	—	—	—	—	4,778	—	—	239,999
PSU	11/8/2019	—	—	—	2,787	5,574	11,148	—	—	—	279,982
Options	11/8/2019	—	—	—	—	—	—	—	26,217	50.23	279,893
STI	—	102,675	293,357	586,713	—	—	—	—	—	—	—

1.

The amounts in these columns represent bonus opportunities under our STI program and assume that performance goals for adjusted EBIT and NWC days, the financial metrics for corporate performance for fiscal 2020 as described in the Compensation Discussion and Analysis section of this proxy statement, are achieved at the threshold, target and maximum levels, as applicable. The amounts included in the “Threshold” column reflect 50% of the target bonus opportunity payable for corporate performance, which is weighted 70%, and do not reflect any payout for individual performance because there is no formal threshold payout level for individual performance. The amounts included in the “Target” column reflect 100% of the total target bonus opportunity payable for both corporate and individual performance. The amounts included in the “Maximum” column reflect 200% of the total target bonus opportunity payable for both corporate and individual performance. Actual bonus payments made under our STI program for fiscal 2020 are included in the Summary Compensation Table on page 50 in the column “Non-Equity Incentive Plan Compensation.” For Mr. Keohane, his STI target amount is based on his annual base salary, without regard to the temporary suspension of his salary as described in the Compensation Discussion and Analysis.

2.

The amounts in these columns represent PSU awards. These awards vest three years after the date of grant, generally subject to the named executive officer’s continued employment through the vesting date, and the number of shares issuable, if any, when the award vests will depend on the degree of achievement of corporate performance goals for each year within the three-year performance period. For fiscal 2020 awards, the two financial metrics used to measure corporate performance were adjusted EPS and adjusted RONA. The amount included in the “Target” column reflects the total number of shares that would be issued when the award vests if the Company achieves target financial performance against the adjusted EPS and adjusted RONA goals each year. The amount in the “Threshold” column reflects 50% of the target award and the total number of

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Executive Compensation (continued)

shares that would be issued when the award vests if the Company achieves threshold financial performance each year, and the amount in the “Maximum” column reflects 200% of the target award and the total number of shares that would be issued when the award vests if the Company achieves maximum financial performance each year.
3.

The amounts in this column represent TSU awards. These awards vest three years after the date of grant, generally subject to the named executive officer’s continued employment through the vesting date.

4.

All stock options were granted with an exercise price equal to the closing price of our common stock on the date of grant and generally vest, subject to continued employment, over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant).

5. a.

Reflects the grant date fair value of TSUs, PSUs and option awards, calculated in accordance with FASB ASC Topic 718 as described in more detail in footnotes 4 and 5 to the Summary Compensation Table above.

b.

The grant date fair value per unit for TSUs and PSUs is equal to the closing price of Cabot common stock on the date of grant ($50.23) and, for PSUs, was calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved. The grant date fair value of these awards assuming the maximum level of performance is achieved is set forth in footnote 4 to the Summary Compensation Table. We pay dividend equivalents on all TSU awards, and on PSUs (to the extent earned), if, and when, we pay dividends on our common stock, which is factored into the grant date fair value for these awards. Option awards are valued using the Black-Scholes option pricing model. The assumptions used to calculate the grant date fair value of these awards are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2020.

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Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding outstanding equity awards held by our named executive officers as of September 30, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Sean D. Keohane	14,297	—	47.62	11/7/2023	19,280		694,658	—		—

	17,857	—	46.03	11/13/2024	27,000		972,810	—		—

	25,617	—	39.54	11/11/2025	26,876		968,342	—		—

	26,455	—	49.26	3/20/2026	22,882	(2)	824,438	—		—

	87,981	—	50.46	11/10/2026	7,980	(3)	287,519	5,250	(6)	189,158

	55,153	36,770	62.24	11/9/2027	—	(4)	—	10,452	(7)	376,586

	41,302	96,372	50.00	11/8/2028

	—	147,471	50.23	11/7/2029

Erica McLaughlin	2,295	—	46.03	11/13/2024	1,542		55,558	—		—

	3,293	—	39.54	11/11/2025	1,839		66,259	—		—

	3,534	—	50.46	11/10/2026	4,650		167,540	—		—

	1,890	1,261	62.24	11/9/2027	4,927		177,520	—		—

	5,346	3,564	61.17	5/14/2028	1,045	(2)	37,651	—		—

	7,113	16,597	50.00	11/8/2028	2,182	(2)	78,617	—		—

	—	27,036	50.23	11/7/2029	1,374	(3)	49,505	905	(6)	32,607

					—	(4)	—	1,918	(7)	69,106

Karen A. Kalita	3,431	8,006	40.91	6/2/2029	723		26,050	—		—

	—	19,662	50.23	11/7/2029	900		32,427	—		—

					1,833		66,043	—		—

					3,583		129,095	—		—

					489	(2)	17,619	—		—

					152	(3)	5,477	100	(6)	3,603

					541	(3)	19,492	357	(6)	12,863

					—	(4)	—	1,395	(7)	50,262

Hobart C. Kalkstein	4,017	—	46.03	11/13/2024	3,615		130,248	—		—

	5,763	—	39.54	11/11/2025	4,800		172,944	—		—

	4,251	—	47.23	4/6/2026	4,778		172,151	—		—

	18,558		50.46	11/10/2026	4,289	(2)	154,533	—		—

	10,340	6,895	62.24	11/9/2027	1,418	(3)	51,091	934	(6)	33,652

	7,342	17,133	50.00	11/8/2028	—	(4)	—	1,858	(7)	66,944

	—	26,217	50.23	11/7/2029

Jeff Zhu	13,763	—	35.25	11/8/2022	3,856		138,932	—		—

	22,415	—	39.54	11/11/2025	4,800		172,944	—		—

	14,434	—	50.46	11/10/2026	4,778		172,151	—		—

	11,030	7,354	62.24	11/9/2027	4,575	(2)	164,837	—		—

	7,342	17,133	50.00	11/8/2028	1,418	(3)	51,091	934	(6)	33,652

	—	26,217	50.23	11/7/2029	—	(4)	—	1,858	(7)	66,944

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Executive Compensation (continued)

1.

Under our LTI Program, options generally vest over a three-year period as follows, generally subject to the named executive officer’s continued employment through the vesting date: 30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant. All options have a date of grant that is ten years prior to the “Option Expiration Date” listed in the table.

2.

Reflects the portion of the fiscal 2018 PSUs earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for each of the three years within the three-year performance period of the award. These units vested and settled on November 10, 2020, which was the third anniversary of the date of grant for all awards except for the supplemental award granted to Ms. McLaughlin in May 2018 in connection with her promotion, the date the Compensation Committee determined the achievement of the adjusted EPS and adjusted RONA goals used to determine the number of PSUs earned during fiscal year 2020.

3.

Reflects the portion of the fiscal 2019 PSUs earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the first two years within the three-year performance period of the award. These units will vest on November 9, 2021, generally subject to the named executive officer’s continued employment through the vesting date.

4.

No portion of the fiscal 2020 PSUs was earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the first year within the three-year performance period of the award.

5.	The value of unvested restricted stock units was calculated by multiplying the closing price of our common stock on September 30, 2020 ($36.03) by the number of unvested restricted stock units.
6.

Reflects the portion of the fiscal 2019 PSUs that may be earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the third year within the three-year performance period of the award. These units, to the extent earned, will vest on November 9, 2021, generally subject to the named executive officer’s continued employment through the vesting date. The number of shares shown for each named executive officer’s PSU award assumes the Company will achieve the threshold adjusted EPS goal and threshold adjusted RONA goal with respect to such award, based on fiscal 2020 performance.

7.

Reflects the portion of the fiscal 2020 PSUs that may be earned based on the degree of achievement of the annual financial performance goals (adjusted EPS and adjusted RONA goals) for the second and third year within the three-year performance period of the award. These units, to the extent earned, will vest on November 8, 2022, generally subject to the named executive officer’s continued employment through the vesting date. The number of shares shown for each named executive officer’s PSU award assumes the Company will achieve the threshold adjusted EPS goal and threshold adjusted RONA goal with respect to such award, based on fiscal 2020 performance.

Option Exercises and Stock Vested Table

The following table shows the TSUs and PSUs that vested for each named executive officer during fiscal 2020. There were no option exercises by our named executive officers during fiscal 2020. The value of stock realized on the vesting of TSUs is the product of the number of shares vested and the closing price of our common stock on the vesting date. The value of stock realized on the vesting of PSUs is the product of the number of shares vested and the closing price of our common stock on the settlement date.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)

Sean D. Keohane	53,004	2,564,002

Erica McLaughlin	3,603	175,128

Karen A. Kalita	1,561	75,873

Hobart C. Kalkstein	11,179	540,771

Jeff Zhu	12,423	600,946

Pension Benefits

Cabot’s salaried employees in the U.S. who were employees prior to January 1, 2014 (including each of our U.S.-based named executive officers) participated in Cabot’s Cash Balance Plan and, in certain cases, our Supplemental Cash Balance Plan. The Cash Balance Plan and the Supplemental Cash Balance Plan were each frozen on December 31, 2013, with no further benefits accruing under those plans after that date. The Cash Balance Plan was terminated in fiscal 2019 and fully settled in fiscal 2020, as described below. The plans are described below.

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Executive Compensation (continued)

Cash Balance Plan

The Cash Balance Plan was a funded, tax-qualified defined benefit plan that was terminated effective July 31, 2019. Prior to freezing the Cash Balance Plan, participants accrued pay-based credits ranging from 3% to 6% of eligible compensation (base salary and STI bonus payments) depending on years of service and their wage base, as well as interest-based credits on their account balances. At the time the Cash Balance Plan was terminated, the annual interest rate credit had been fixed at 0.86%. Following the regulatory process, including receipt of a Determination Letter from the IRS, the plan was fully settled during fiscal 2020 through the payment of lump sum amounts and the purchase of annuities. In July 2020, a lump sum election window was held and all of our U.S.-based named executive officers elected a lump sum distribution. The lump sum payments were made in September 2020 and, as of September 30, 2020, their account balances under the Cash Balance Plan were zero.

Supplemental Cash Balance Plan

The Supplemental Cash Balance Plan is an unfunded, non-qualified defined benefit plan created to provide benefits in circumstances where maximum limits established under the Internal Revenue Code prevented participants from receiving some of the benefits that would otherwise have been provided under the Cash Balance Plan. The Internal Revenue Code limited the amount of compensation that could be taken into account annually to determine benefits under the tax-qualified Cash Balance Plan. The Supplemental Cash Balance Plan was intended to provide eligible employees the same benefits they would have earned under the Cash Balance Plan if this compensation limit did not apply.

The material terms and conditions of the Supplemental Cash Balance Plan are the same as those of the Cash Balance Plan except that benefits otherwise payable from the Supplemental Cash Balance Plan will be forfeited if a participant’s employment is terminated for cause. While the plan is frozen, interest-based credits are earned on account balances during a calendar year at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participant begins receiving benefit payments. For calendar year 2020, the interest credit rate was 1.57%. At retirement at any age or other termination of employment, a participant eligible for benefits may receive his or her vested account balance in a lump sum payment or in a monthly pension having an equivalent actuarial value.

Participants were 100% vested in their accounts after three years of employment with Cabot. As of September 30, 2020, all of our U.S.-based named executive officers that are participants in the Supplemental Cash Balance Plan were fully vested in their account balances.

Pension Benefits Table

For each of our U.S.-based named executive officers, the following table shows the actuarial present value of each named executive officer’s accumulated benefits under the pension plan(s) in which he or she participated as of September 30, 2020, the last day of our most recent fiscal year, and the pension plan measurement date used for financial statement reporting purposes for our fiscal 2020 financial statements.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Payments during last fiscal year ($)(2)	Present Value of Accumulated Benefit ($)(3)

Sean D. Keohane	Cash Balance Plan Supplemental Cash Balance Plan	11 11	129,680 —	0 155,151

Erica McLaughlin	Cash Balance Plan Supplemental Cash Balance Plan	11 11	100,123 —	0 7,679

Karen A. Kalita	Cash Balance Plan Supplemental Cash Balance Plan	5 5	44,726 —	0 —

Hobart C. Kalkstein	Cash Balance Plan Supplemental Cash Balance Plan	9 9	98,558 —	0 30,268

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Executive Compensation (continued)

1.

Credited service for the Cash Balance Plan and Supplemental Cash Balance Plan represents years of service with Cabot as of December 31, 2013, the date the plans were frozen, rounded to the nearest whole year.

2.	The Cash Balance Plan amounts reflect lump sum payments associated with the termination of the plan, which was fully settled during fiscal year 2020.
3.

The following assumptions were used in the calculations for the Supplemental Cash Balance Plan; no assumptions are included for the Cash Balance Plan because the plan was terminated and accounts were distributed prior to the end of fiscal year 2020:

Supplemental Cash Balance Plan
Measurement Date	9/30/2020
Discount Rate (for present value calculation)	1.98%
Form of benefit	Lump sum
Retirement Date	Age 65

Deferred Compensation

The following narrative describes benefits provided under Cabot’s Deferred Compensation Plan, 401(k) Plan, Supplemental 401(k) Plan and China Supplemental Pension Plan.

Deferred Compensation Plan

Our Deferred Compensation Plan is a non-qualified plan that permits certain employees in the U.S. to voluntarily defer in any year up to 50% of their base salary and up to 100% of any short-term incentive and sales incentive bonus awarded. Under this plan, participants receive a credit equal to 10% of the amount they defer, which is intended to account for the fact that any compensation that is deferred is not eligible compensation for purposes of Company contributions under the 401(k) Plan or the Supplemental 401(k) Plan. All of our U.S.-based named executive officers are eligible to participate in the Deferred Compensation Plan. Ms. Kalita and Mr. Kalkstein made contributions to the plan for fiscal 2020.

All deferred amounts are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable calendar year. Amounts that are deferred in a particular year are credited to a participant’s account as if they were invested in the account on the first day of the applicable calendar year and notional interest is applied as if the participant had earned the deferred amount on the first day of the calendar year. Earnings are compounded daily. The Moody’s rate used to calculate interest payable for calendar year 2020 was 3.45%. Participants in the Deferred Compensation Plan can elect to defer receipt of their eligible compensation until a specified date (an “in-service election”) or until they cease to be employees of Cabot (a “termination/retirement election”). Participants may elect to receive deferred amounts in a lump sum payment, in installments over a period of up to five years in the case of an in-service election or, if the participant’s account balance is at least $50,000, in installments over a period of up to ten years for a termination/retirement election.

401(k) Plan and Supplemental 401(k) Plan

Under the 401(k) Plan, a tax-qualified defined contribution plan in which Cabot’s U.S.-based named executive officers and other employees in the U.S. participate, Cabot makes a retirement contribution equal to 4% of a participant’s eligible compensation (consisting of base salary and cash bonuses) and a matching contribution of 100% of a participant’s contribution, up to 6% of the participant’s eligible compensation. These Company contributions are allocated to the participant’s account in accordance with his or her investment elections.

The Supplemental 401(k) Plan is an unfunded, non-qualified defined contribution plan under which we provide credits to our U.S.-based named executive officers and certain other employees in the U.S. that cannot be made under the 401(k) Plan due to limitations imposed by the Internal Revenue Code. Credits to the Supplemental 401(k) Plan are made at the same percentage of pay that Company contributions would have been made under the 401(k) Plan were it not for the limitations imposed by the Internal Revenue Code. To receive Company contributions equal to the 401(k) Plan retirement contribution under the Supplemental 401(k) Plan, the participant must meet the annual IRS compensation limit. To receive Company contributions equal to the 401(k) Plan matching contribution under the Supplemental 401(k) Plan, the participant is required to have made contributions at the maximum applicable annual IRS contribution limit before they

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Executive Compensation (continued)

reach the annual IRS compensation limit. Amounts credited to the Supplemental 401(k) Plan are treated as if invested in Cabot common stock. Participants may elect to receive distributions in a lump sum payment after separation from service or, if a participant’s account balance is at least $50,000, in installments over a period of three, five or ten years beginning after separation from service. All distributions are made in shares of Cabot common stock, except that for certain grandfathered accounts distributions are made in cash. None of our named executive officers have grandfathered accounts.

Under both the 401(k) Plan and Supplemental 401(k) Plan, participants are immediately vested in the matching contributions and vested in other Cabot retirement contributions after two years of employment with Cabot. All of our named executive officers are fully vested in their account balances under these plans.

China Supplemental Pension Plan

All full-time Cabot China employees are eligible to participate in the China Supplemental Pension Plan, which has been in place since January 1, 2011. The China Supplemental Pension Plan is a funded noncontributory plan under which Cabot China makes a taxable contribution equal to 5%-11% of a participant’s monthly base salary (excluding overtime pay, where applicable, and allowances and subsidies) based on years of service and job level. These contributions are allocated to the participant’s account into investment options selected by Cabot China and managed by external managers appointed by Cabot China. Participants are immediately vested in these contributions after five years of employment. Benefits will be forfeited if a participant’s employment is terminated for cause.

Mr. Zhu is our only named executive officer eligible to participate in the China Supplemental Pension Plan. Mr. Zhu currently receives a company contribution in an amount equal to 7% of his base salary. He is fully vested in his account balance, and will receive a lump sum distribution in cash upon his retirement.

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Supplemental 401(k) Plan and the Deferred Compensation Plan for fiscal 2020. As noted above, all of our named executive officers other than Mr. Zhu are eligible to participate in these plans. This table also provides information with respect to the China Supplemental Pension Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(4)

Sean D. Keohane Supplemental 401(k) Plan	—	89,700	(215,665)	—	1,053,023

Erica McLaughlin Supplemental 401(k) Plan	—	31,379	(22,719)	—	118,553

Karen A. Kalita Deferred Compensation Plan Supplemental 401(k) Plan	16,721 —	1,672 4,140	4,658 (5,068)	— —	134,625 23,088

Hobart C. Kalkstein Deferred Compensation Plan Supplemental 401(k) Plan	70,000 —	7,000 15,083	16,139 (44,651)	— —	470,863 207,939

Jeff Zhu China Supplemental Pension Plan	—	33,584	6,859	—	206,007

1.

The amounts contributed by Ms. Kalita and Mr. Kalkstein to the Deferred Compensation Plan represent a portion of their STI awards earned with respect to fiscal 2020 as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 50.

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Executive Compensation (continued)

2.

These amounts represent credits made by Cabot that are accrued under the Deferred Compensation Plan and the Supplemental 401(k) Plan and the contributions to the China Supplemental Pension Plan, and are reported in the Summary Compensation Table on page 50 under the heading “All Other Compensation.”

3.

For the Deferred Compensation Plan, earnings represent the amount credited based on the Moody’s interest rate for the year. For the Supplemental 401(k) Plan, earnings represent the value of dividends earned and investment gains or losses as if the account balance had been invested in Cabot common stock. For the China Supplemental Pension Plan, earnings represent the value of dividends earned and investment gains and losses, converted from China RMB to U.S. Dollars. The portion of the earnings that represents above-market interest (the portion exceeding 120% of the applicable federal long-term rate) under Cabot’s Deferred Compensation Plan is reported in the Summary Compensation Table on page 50 under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings”.

4.

The aggregate balance amounts under the Deferred Compensation Plan and the China Supplemental Pension Plan include deferrals or contributions, as the case may be, made for prior fiscal years. For individuals who were named executive officers in the fiscal years in which the deferrals were made, the amount of the deferred compensation under the Deferred Compensation Plan was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for each such fiscal year.

Potential Payments Upon Termination or Change in Control

Our named executive officers are eligible to receive certain benefits upon a change in control or if their employment is terminated, including following a change in control. This section describes various change in control and termination of employment scenarios and the payments and benefits payable under those scenarios. A table quantifying the estimated payments and benefits assuming a termination of employment and/or a change in control, as applicable, occurred on September 30, 2020 follows this narrative description.

Potential Payments Following a Change in Control

Severance Plan

Participants in our Senior Management Severance Protection Plan (the “Severance Plan”) are determined by our Compensation Committee and, as of September 30, 2020, consisted of eleven of our senior managers, including all of our named executive officers.

Under the Severance Plan, participants are entitled to severance payments if their employment with Cabot terminates within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason). Under the Severance Plan, Mr. Keohane is entitled to a lump sum payment equal to three times the sum of his base salary and bonus (each, as determined below) and continued health and welfare benefits for a period of three years (i.e., medical and dental benefits, long-term disability coverage, and life insurance) and Mses. McLaughlin and Kalita and Messrs. Kalkstein and Zhu are each entitled to a lump sum payment equal to two times the sum of their base salary and bonus (each, as determined below) and continued health and welfare benefits for a period of two years. In addition, under the Severance Plan, each participant is entitled to receive a pro-rated bonus with respect to the fiscal year in which the termination occurs and outplacement services in an amount up to 15% of his or her base salary.

Base salary under the Severance Plan is calculated at the greater of the rate in effect (i) immediately before the change in control or (ii) as of the participant’s employment termination date. The bonus is calculated at the greater of (i) the participant’s target annual incentive bonus for the fiscal year in which the change in control occurs or the fiscal year in which the participant’s employment is terminated, whichever was greater, or (ii) the highest annual incentive bonus amount paid or payable to the participant for any of the three fiscal years preceding the fiscal year in which the change in control occurs.

The Severance Plan also includes a “better of” provision. Under this provision, a participant will be entitled to receive either the full amount of payments (and pay any applicable excise tax imposed by Section 4999 of the Internal Revenue Code) or such lesser amount that is not subject to the excise tax, whichever results in the greater after-tax benefit to him or her.

The provision of benefits under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, counts toward our obligation to provide the benefits under the Severance Plan so that the benefits are not duplicative.

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Executive Compensation (continued)

Retirement and Equity Incentive Plans

The accrued account balances under the Supplemental Cash Balance Plan, 401(k) Plan, and Supplemental 401(k) Plan immediately vest and become payable upon a change in control of Cabot. All of our named executive officers are vested in their account balances under the plans in which they participate.

Upon a change in control of Cabot, the Compensation Committee, as administrator of our 2017 Long-Term Incentive Plan, will have discretion to provide for the assumption or continuation of some or all outstanding awards or any portion of an award, the grant of new awards in substitution by the acquirer or survivor, or the cash-out of some or all awards. Further, the Compensation Committee retains authority to accelerate the vesting of awards. The Compensation Committee has provided, and intends to continue to provide, for “double trigger” vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award, vesting would be accelerated only if the participant’s employment was involuntarily terminated without cause or by the participant for good reason within two years following the change in control.

Termination of Employment Upon Disability or Death

For Cabot’s full-time employees based in the U.S., including our U.S.-based named executive officers, a termination of employment upon disability is determined under the terms of Cabot’s long-term disability plan and is deemed to occur one year following the date of disability. A U.S.-based employee who becomes disabled would receive (i) benefits under our long-term disability plan, and (ii) continued participation in our medical, dental, and life insurance plans in accordance with the terms of those plans if the employee has completed ten years of service with Cabot. We have not included a value for these benefits in the table on pages 61-62 because the plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all salaried U.S. employees. Under the terms of our disability plan for employees on an international assignment, in the event Mr. Zhu becomes disabled, he is entitled to a monthly benefit of up to $12,000 while he remains disabled, until he reaches age 65. In addition, the accrued account balances under the Supplemental Cash Balance Plan, 401(k) Plan, Supplemental 401(k) Plan and China Supplemental Pension Plan immediately vest and become payable upon termination of employment by reason of death or disability.

Under the terms of Cabot’s 2017 Long-Term Incentive Plan and 2009 Long-Term Incentive Plan, if any participant (including a named executive officer) ceases to be an employee because of disability or death, his or her unvested stock options and unvested TSUs would immediately vest. In the case of PSUs, the total number of units that vests is the sum of the units that have been earned based upon performance as of the date of the termination of employment.

We provide each of our U.S.-based named executive officers with a death benefit under our Death Benefit Protection Plan equal to three times their base salary up to a maximum benefit of $3,000,000, which is payable to their beneficiary at the time of their death. Mr. Zhu is provided with life insurance coverage under the life insurance plan for international assignees that provides a benefit equal to two times base salary up to a maximum benefit of $300,000, which is payable to his designated beneficiary in a lump sum in the event of his death.

Termination of Employment Upon Retirement

Upon retirement, participants in the Supplemental Cash Balance Plan are entitled to receive benefit payments, and participants in the 401(k) Plan, the Supplemental 401(k) Plan and China Supplemental Pension Plan may receive a distribution of their account balances. Participants in the U.S. retirement plans are eligible for early retirement upon attaining age 55 and completing at least 10 years of service. As of September 30, 2020, none of our named executive officers met the eligibility criteria for early retirement under these plans.

Termination for Cause or Voluntarily Without Good Reason

As described above, no severance payments under the terms of the Severance Plan are payable if a participant’s employment is terminated for cause or if he or she terminates employment without good reason. In addition, no benefits are payable under the terms of our Supplemental 401(k) Plan or Supplemental Cash Balance Plan or the China Supplemental Pension Plan if a participant’s employment is terminated for cause.

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Executive Compensation (continued)

Potential Payments Upon Termination or Change in Control Table

The following table and footnotes present potential payments to each of our named executive officers under various circumstances as if the named executive officer’s employment had been terminated on September 30, 2020, the last day of fiscal 2020 and/or if a change in control had occurred on such date.

	Severance Pay(1)($)	Accelerated Unvested Equity(2)($)	Pension Plan Benefits not reported in Pension Plan Table(3)($)	Benefits and Perquisites(4)($)	Total($)(5)
Sean D. Keohane
Death	—	3,747,769	—	3,000,000	6,747,769
Disability	—	3,747,769	—	—	3,747,769
Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—	—
Involuntary Termination (for cause)	—	—	—	—	—
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	7,702,500	4,879,255	—	233,228	12,814,983
Change in Control	—	—	—	—	—
Erica McLaughlin
Death	—	632,651	—	1,449,000	2,081,651
Disability	—	632,651	—	—	632,651
Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—	—
Involuntary Termination (for cause)	—	—	—	—	—
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,642,200	835,896	—	124,700	2,602,796
Change in Control	—	—	—	—	—
Karen A. Kalita
Death	—	296,203	—	1,105,500	1,401,703
Disability	—	296,203	—	—	296,203
Voluntary Termination/Involuntary Termination/Retirement (without cause)	—	—	—	—	—
Involuntary Termination (for cause)	—	—	—	—	—
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,142,350	429,514	—	59,153	1,631,017
Change in Control	—	—	—	—	—
Hobart C. Kalkstein
Death	—	680,967	—	1,441,341	2,122,308
Disability	—	680,967	—	—	680,967
Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—	—
Involuntary Termination (for cause)	—	—	—	—	—
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,842,030	882,122	—	124,895	2,849,047
Change in Control	—	—	—	—	—
Jeff Zhu
Death	—	699,955	—	300,000	999,955
Disability	—	699,955	—	144,000	843,955
Voluntary Termination/Involuntary Termination/Retirement (without cause)	—	—	—		—
Involuntary Termination (for cause)	—	—	—	—	—
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,871,896	901,110	—	146,734	2,919,740
Change in Control	—	—	—	—	—

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Executive Compensation (continued)

1.

For Mr. Keohane, severance pay is equal to three times the sum of (x) base salary and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2020 or (ii) his target bonus under our STI program for the fiscal year. For each of our other named executive officers, severance pay is equal to two times the sum of (x) base salary and (y) the greater of (i) his or her highest bonus in the three fiscal years preceding fiscal 2020 or (ii) his or her target bonus under our STI program for the fiscal year. The amounts in this column do not include amounts for the pro rata bonus that would be payable with respect to fiscal 2020 because the table assumes the termination occurred on the last day of the fiscal year.

2.

The amounts for accelerated unvested equity include the following: (i) in the case of death or disability, the value of unvested TSUs, unvested PSUs that have been earned based upon performance as of September 30, 2020 and unvested options; and (ii) in the case of a qualifying termination following a change in control, the value of unvested TSUs, unvested PSUs (consisting of units earned as of September 30, 2020 and unearned units assuming target performance is achieved) and unvested options. The value of unvested TSUs and PSUs that become vested as described herein for all named executive officers was calculated by multiplying the closing market price of our common stock on September 30, 2020 ($36.03) by the number of shares underlying unvested TSUs and PSUs. The value of unvested options that become vested as described herein for all named executive officers was calculated by multiplying the number of shares underlying the unvested options by the difference between the closing market price of our common stock on September 30, 2020 and the option exercise price.

3.

The amounts included in the Pension Benefits Table for the Supplemental Cash Balance Plan were greater than the current value of the account balances under the plan. As a result, no incremental value is included in the table above.

4.	Continued perquisites and benefits include only those benefits provided to a named executive officer that are not generally provided to all employees located in the same country.

The amount reported in the event of death, with the exception of Mr. Zhu, represents an amount equal to three times base salary up to a maximum benefit of $3,000,000, which is payable in a lump sum to the named executive officer’s designated beneficiary under our Death Benefit Protection Plan, which is an insured benefit applicable to all U.S.-based named executive officers. The amount reported for Mr. Zhu represents an amount equal to two times base salary up to a maximum benefit of $300,000, payable in a lump sum to his designated beneficiary under the terms of our life insurance plan for employees on an international assignment. In the event Mr. Zhu’s death is the result of an accident, his designated beneficiary may be entitled to receive an additional benefit in the amount of $500,000 (which is not reflected in the table above). The amount reported for Mr. Zhu in the event of disability reflects 12 monthly payments of $12,000 which he is eligible to receive while he is disabled until age 65 under the terms of our disability plan for employees on an international assignment, subject to the terms of the plan. For each of our named executive officers, the amount reported in the event of a termination following a change in control represents the cost to Cabot of continued health and welfare benefits (for a period of three years for Mr. Keohane and for a period of two years for each of our other named executive officers) and outplacement services in an amount equal to 15% of the officer’s base salary. In addition to the amounts included in the table, if Mr. Zhu’s employment is terminated at Cabot’s initiation, while based in China, for any reason other than dismissal due to a violation of law or applicable company policy, Cabot will pay the costs to repatriate Mr. Zhu and his family back to Singapore. No amount is included in this table with respect to a potential future repatriation.

5.	Payments do not take into account the “better of” provision in the Severance Plan described above on page 59, which, under certain circumstances, could reduce the amount of the payment.

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Executive Compensation (continued)

CEO Pay Ratio

As required by the Item 402(u) of Regulation S-K, we are required to report on the relationship between the annual total compensation of our CEO, Mr. Keohane, and the median of the annual total compensation of our employees. In accordance with SEC requirements, the median-paid employee may be identified once every three years if there has been no change to our employee population or compensation arrangement that we reasonably believe would result in a significant change to our pay ratio disclosure. As there were no significant changes in our employee population or to the median-paid employee’s compensation arrangements in fiscal 2020 that we believe would significantly affect our pay ratio disclosure, the employee representing the median-paid employee is the same employee selected for the 2020 proxy statement.

After identifying our median employee, we calculated the annual total compensation of the median employee and our CEO in the following manner:

•

The median employee’s annual total compensation represents the amount of such employee’s compensation for fiscal 2020 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee was a named executive officer for fiscal 2020.

•	The annual total compensation of the CEO represents the amount reported in the “Total” column of our 2020 Summary Compensation Table included on page 50 of this proxy statement.

For fiscal 2020, our CEO’s annual total compensation was $5,817,523 and the median of the annual total compensation of all employees of Cabot (excluding our CEO) was $66,430. Based on this information, our pay ratio is approximately 88 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In calculating the pay ratio, the SEC allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their pay ratios.

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Proposal 2 — Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed on pages 29-63 of this proxy statement (commonly referred to as “say-on-pay”).

As a result of the impact of the COVID-19 pandemic on the Company’s financial performance in fiscal 2020, our short-term incentive (“STI”) and long-term incentive (“LTI”) programs operated as follows with respect to corporate performance:

•

STI program: Company performance was below the threshold level of the adjusted earnings before interest and taxes (“EBIT”) goal resulting in no payout against the 70% potion of the program based on Company performance;

•

LTI program: Company performance was below the threshold levels of adjusted earnings per share (“EPS”) and adjusted return on net assets (“RONA”) goals established for 2020 performance under all outstanding performance-based restricted stock unit (“PSU”) awards resulting in no PSUs being earned on the basis of fiscal 2020 performance.

The Compensation Committee took into consideration various factors as they determined potential actions with regards to our incentive programs. In the case of both the STI and LTI programs, the Committee determined that it was appropriate to leave the performance metrics in place without adjustment and did not otherwise make any discretionary adjustments with respect to fiscal 2020 performance, even though the global effect of the COVID-19 pandemic was not foreseeable when these metrics were established in 2017, 2018 and 2019, as applicable.

In making this decision, the Committee determined that it was appropriate to measure the performance of the Company and our leadership team against the metrics that were initially set and that required strong (and, after the effects of the pandemic became knowable, extraordinary) performance in order to be earned. In addition, with respect to the STI program, the Committee took into account that 30% of the target awards are payable on the basis of the executive’s individual performance. With respect to the LTI program, the Committee is generally of the view that, taking into account the cyclicality of the Company’s business, this program is intended to reward performance over the long-term through the achievement of financial targets that are aligned with our Advancing the Core strategy to return 7%-10% adjusted EPS CAGR over time. Further, the Committee considered the structure of our LTI program, which provides for an award that delivers value in three components, PSUs, time-based restricted stock units, and stock options, with PSUs representing 35% of the total grant date value of the award assuming target level achievement of applicable performance goals. Following a review of the effectiveness of the LTI program since the adoption of our current strategy in 2015 and as projected through 2023, the Committee confirmed its view that the LTI program as currently structured continues to be effective in supporting the Company’s compensation philosophy, and thus determined to not adjust the performance metrics.

The amounts paid in STI to members of our named executive officers were limited to the 30% portion of the award that is tied to individual performance. Awards reflected their individual contributions and leadership, and ranged from 110% to 120% of target. The total STI awards made to our named executive officers ranged from 33% to 36% of the named executive officer’s overall target award.

The types of performance goals that we use for establishing the metrics for our executive compensation programs are the same as the ones we use when setting the strategic objectives of the Company. The use of these metrics is intended to motivate behavior and executive decisions that will lead to the successful execution of our strategy. Our executive compensation programs also align the interests of our stockholders and executives by tying compensation to the Company’s short- and long-term financial and strategic growth objectives. We believe this will create value for our stockholders over time.

For these reasons, the Board is asking stockholders to approve, on an advisory basis, the compensation of our named executive officers.

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Proposal 2 — Advisory Approval of Executive Compensation (continued)

The text of the resolution is as follows:

“VOTED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED.”

Vote Required

Because the vote we are asking you to cast is non-binding, there is no minimum vote required for approval. Our Board and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cabot benefits from constructive dialog with our stockholders. We will continue to reach out to our stockholders on these and other important issues and we encourage our stockholders to contact us. Stockholders who wish to communicate with our Board should refer to “Communications with the Board” in this proxy statement for additional information on how to do so.

Recommendation

The Board of Directors believes that the compensation of our named executive officers is appropriate and recommends a vote “FOR” the approval of the compensation of our named executive officers.

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Proposal 3 — Approval of Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan

Our 2017 Long-Term Incentive Plan (the “2017 Plan”) was originally approved by our stockholders on March 9, 2017. On January 25, 2021, the Board, upon the recommendation of the Compensation Committee (the “Committee”), approved the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (the “Amended Plan”), subject to stockholder approval. We are requesting that stockholders approve the Amended Plan to increase the maximum number of shares of our common stock available for issuance by 3,250,000 shares. The Amended Plan also amends the 2017 Plan to remove certain provisions relating to Section 162(m) of the Code that are no longer applicable following the elimination of the performance-based compensation exception to Section 162(m)’s limitation on deductibility by the Tax Cuts and Jobs Act and to extend the term of the plan until the tenth (10th) anniversary of the date the Amended Plan is approved by stockholders. The Amended Plan also removes cash awards as a type of award that can be granted under the plan because we historically have never granted cash awards under our long-term incentive plan and instead have granted them under our annual incentive plan. The Amended Plan will not become effective unless it is approved by our stockholders. The material terms of the Amended Plan are described under “Summary of the Amended Plan” below.

The Board believes that the Amended Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

•

Fungible Share Design. Each stock option and stock appreciation right (“SAR”) granted under the Amended Plan will be counted against the share pool as one share and each other equity award will be counted against the share pool as 2.4 shares.

•

No Liberal Share Recycling. Shares underlying stock options and other awards delivered under the Amended Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

•	Limitations on Awards. The Amended Plan limits the number of stock options, SARs and other awards that may be granted to plan participants.
•

No Discounted Stock Options or SARs. All stock options and SARs granted under the Amended Plan must have an exercise or base price that is not less than the fair market value of a share of our common stock on the date of grant.

•

No Repricing or Cash Buyouts. Other than in connection with certain corporate transactions or changes to our capital structure, the Amended Plan prohibits the repricing or cash buyouts of stock options or SARs without obtaining stockholder approval.

•	No Single-Trigger Vesting upon a Change in Control. The Amended Plan does not provide for the automatic acceleration of equity awards in connection with a change in control.

Reasons for Seeking Stockholder Approval

The Board believes that equity awards are a critical part of our overall compensation program and allow us to attract and retain key talent, incentivize sustainable growth and long-term value creation, and align the interests of our employees with those of our stockholders. The Board approved the Amended Plan because it believes, based in part on input from Meridian, the independent compensation consultant to the Committee, that we will not have a sufficient number of shares available under the 2017 Plan following our annual grant of equity awards in November 2021 to continue to provide equity incentives at our current levels, which would place us at a competitive disadvantage.

In setting the size of the share pool under the Amended Plan, the Board considered the historical amounts of equity awards granted by Cabot in the last three fiscal years. As of November 30, 2020, there were 1,982,195 shares available for grant under the 2017 Plan. In fiscal 2018, 2019 and 2020, we made equity awards under the 2017 Plan totaling 527,911 shares, 659,052 shares, and 609,543 shares, respectively (with performance-based awards measured at target, and determined without regard to the fungible share ratio in the 2017 Plan). The weighted-average number of shares of our common stock outstanding in fiscal 2018, 2019 and 2020 was 61.7 million, 58.7 million, and 56.6 million, respectively. As a result, our three year fiscal-year average burn rate is 1.0%. Like the Amended Plan, the 2017 Plan has a

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Proposal 3 — Approval of Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (continued)

fungible share design under which each stock option and SAR granted under the 2017 Plan counts against the share pool as one share and each other equity award counts against the share pool as 2.4 shares. Applying the fungible share ratio contained in the 2017 Plan, equity awards granted during the last three fiscal years, on average, have counted each fiscal year as 1,293,401 shares against the share pool available for issuance under the 2017 Plan (with performance-based awards measured at maximum). In setting the size of the share pool under the Amended Plan, the Board also considered the total amount of equity awards outstanding under existing grants as further shown as of November 30, 2020 in the chart below. Based on an analysis by Meridian of the remaining shares available for grant under the 2017 Plan, the number of equity awards outstanding under the 2017 Plan, our historic burn rate, current and proposed plan features and the equity plan guidelines established by proxy advisory firms, the Board approved the Amended Plan and the share pool authorized under it to ensure that we continue to have the ability to provide industry competitive long-term incentive compensation to our key contributors. Based on these same factors, we estimate that the availability of an additional 3,250,000 shares will provide a sufficient additional number of shares to enable us to continue to make equity awards at our historical average annual rates for the next five years.

If the Amended Plan is not approved by our stockholders, the Amended Plan will not become effective and we will continue to make awards under the 2017 Plan, but the shares that remain available would be insufficient to continue to provide equity incentives at our current levels, which would materially affect our ability to attract and retain key talent. We believe that the terms of the Amended Plan, including its share pool, are reasonable, appropriate, and in the best interests of our stockholders.

Existing Equity Plan Information

The 2017 Plan is the only current long-term incentive plan of the Company under which equity awards may be granted to our employees and other service providers (not including non-employee directors). Awards to non-employee directors have historically been made, and will continue to be made, under the Company’s 2015 Directors’ Stock Compensation Plan (the “Director Plan”).

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Proposal 3 — Approval of Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (continued)

The table below includes aggregated information regarding awards outstanding under the 2017 Plan, the Cabot Corporation 2009 Long-Term Incentive Compensation Plan (the “2009 Plan”), our prior equity plan under which awards remain outstanding, and the Director Plan as of November 30, 2020, the number of shares available for future awards under each of our 2017 Plan and the Director Plan as of November 30, 2020, and the proposed number of shares issuable under the Amended Plan.

	Number of shares (as of November 30, 2020)		As a percentage of stock outstanding (56,600,026 shares as of November 30, 2020)

Outstanding stock options(1)	1,598,516		2.82%

Outstanding restricted stock units	1,047,142	(2)	1.85%

Total shares subject to outstanding awards	2,645,658		4.67%

Total shares available for future awards under 2017 Plan(3)	1,982,195		3.50%

Total shares available for future awards under the Director Plan	237,314		0.42%

Total overhang (total shares outstanding under existing equity awards and total shares available under existing plans)	4,865,167		8.60%

Proposed shares available for future awards under Amended Plan(4)	3,250,000		5.74%

Total shares outstanding under existing equity awards and proposed to be reserved for issuance under the Amended Plan(5)	6,132,972		10.84%

(1)

No stock appreciation rights were outstanding as of November 30, 2020. As of November 30, 2020, the weighted-average exercise price of outstanding stock options was $48.29 and the weighted-average remaining duration of stock options that were outstanding was 7.63 years.

(2)

Includes 472,365 shares issuable upon vesting of time-based restricted stock units and 574,777 shares issuable upon vesting of performance-based restricted stock units (RSU). The number of shares of outstanding performance-based RSU awards assumes performance at the maximum level.

(3)

For purpose of determining total shares available for future awards under the 2017 plan, each Restricted Stock Unit is counted against the pool as 2.4 shares and performance-based RSU awards assumes performance at maximum level.

(4)

Shares proposed to be available under the Amended Plan, without regard to shares subject to outstanding awards under the 2017 Plan or the 2009 Plan. For purposes of determining shares issued under the Amended Plan, each share subject to a stock option or SAR will count as one share and each share subject to any other award will count as 2.4 shares. Because the Amended Plan does not specify a mix of stock options and SARs, on the one hand, and other awards, on the other, it is not possible to determine the amount of subsequent dilution that may ultimately result from such awards. Other share-counting provisions, including adjustments to the numbers of shares available under the Amended Plan, are described below under “Authorized Shares.”

(5)	Total shares of common stock outstanding as of the proxy record date of January 15, 2021 was 56,614,121.

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Proposal 3 — Approval of Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (continued)

Summary of the Amended Plan

The following is a brief summary of the material terms of the Amended Plan. A copy of the Amended Plan is attached as Appendix A to this Proxy Statement, and we urge stockholders to read it in its entirety. The following summary is qualified in its entirety by reference to the full text of the Amended Plan.

Administration. The Amended Plan is administered by the Committee, which has the discretionary authority to, among other things, interpret the Amended Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures for awards and otherwise do all things necessary to carry out the purposes of the Amended Plan. Determinations of the Committee under the Amended Plan will be conclusive and bind all parties. The Committee may delegate certain of its powers under the Amended Plan to one or more of its members or members of the Board, officers of the Company or other employees or persons. As used in this summary, the term “Committee” refers to the Committee or its authorized delegates, as applicable.

Eligibility. Key employees, consultants and advisors of the Company or its affiliates, and certain other individuals who are reasonably anticipated to begin providing direct services to the Company or its affiliates within twelve (12) months after the date of grant of an award, are eligible to participate in the Amended Plan. Eligibility for stock options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates. Non-employee directors are not eligible to participate in the Amended Plan for so long as the Company’s 2015 Directors’ Stock Compensation Plan is in effect. We estimate that, as of November 30, 2020, approximately 140 employees and no consultants or advisors would have been eligible to participate in the Amended Plan.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the Amended Plan is 7,877,853 shares (inclusive of shares subject to awards granted under the 2017 Plan prior the effective date of the Amended Plan), plus the number of shares that are subject to awards under the 2009 Plan (which shall not exceed 383,766 shares) and expire or are terminated, surrendered or cancelled without the delivery of shares, or are forfeited or reacquired by the Company under the terms of the 2009 Plan (the “Share Pool”). The following rules apply in respect of the Share Pool:

•	Each share subject to an award of stock options or SARs will reduce the Share Pool by one share and each share subject to any other award will reduce the Share Pool by 2.4 shares.
•

All shares covering a SAR, any portion of which is settled in stock, and all shares withheld in satisfaction of tax withholding obligations or the exercise or purchase price of an award will reduce the Share Pool.

•	Shares underlying awards that are settled in cash will not reduce the Share Pool.
•	Shares underlying awards that expire, become unexercisable, or that terminate or are forfeited to or repurchased by the Company due to failure to vest will not reduce the Share Pool.
•

Shares delivered under awards in substitution for awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition (“Substitute Awards”) will not reduce the Share Pool.

Shares that may be delivered under the Amended Plan may be authorized but unissued shares or previously issued shares acquired by the Company. The closing price of our common stock as reported on the New York Stock Exchange on November 30, 2020 was $41.41 per share.

Individual Limits. With respect to any person in any fiscal year, the maximum number of shares for which stock options may be granted, the maximum number of shares subject to SARs that may be granted and the maximum number of shares subject to awards other than stock options and SARs is, in each case, 500,000 shares.

Types of Awards. The Amended Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with awards under the Amended Plan, but in no event will any dividend or dividend equivalents be paid in respect of any stock option or SAR or portion thereof until the stock option or SAR or portion thereof, as applicable, has vested.

•

Stock Options and SARs. The Committee may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a

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Proposal 3 — Approval of Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (continued)

right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the Amended Plan shall be no less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of certain ISOs). Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the Amended Plan may not be repriced or substituted for by new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share of our common stock on the date of such cancellation, in each case, without stockholder approval. Each stock option and SAR will have a maximum term not more than ten years from the date of grant (or five years, in the case of certain ISOs).

•

Restricted and Unrestricted Stock and Stock Units. The Committee may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is stock subject to restrictions requiring that it be redelivered or offered for sale to us if specified conditions are not satisfied.

•	Performance Awards. The Committee may grant performance awards, which are awards subject to performance criteria.
•

Other Stock-Based Awards. The Committee may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as are determined by the Committee.

•	Substitute Awards. The Committee may grant Substitute Awards, which may have terms and conditions that are inconsistent with the terms and conditions of the Amended Plan.

Vesting; Terms of Awards. The Committee determines the terms of all awards granted under the Amended Plan, including the time or times an award will vest or become exercisable, the terms on which awards will remain exercisable and the effect of termination of a participant’s employment or service on awards. The Committee may at any time accelerate the vesting or exercisability of an award.

Transferability of Awards. Except as the Committee may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution. In no event may any stock option be transferred for value or for consideration.

Performance Criteria. The Amended Plan provides for grants of performance awards subject to “performance criteria.” Performance criteria may include any measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices or a peer group of select group of companies): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios or metrics; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; productivity measures; one or more working capital measures; stock price; or stockholder return or shareholder value; sales of particular products or services; customer acquisition or retention; collection of outstanding accounts or debts; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity); or refinancings.

Performance criteria and any related targets need not be based on an increase, a positive or improved result or avoidance of loss. The Administrator may adjust performance criteria in its discretion, including to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the applicable performance period that affect the applicable performance criteria.

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Proposal 3 — Approval of Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (continued)

Effect of Certain Transactions. In the event of a consolidation, merger or similar transaction in which the Company is not the surviving corporation, a sale of all or substantially all of the Company’s assets or common stock, a change in control or a dissolution or liquidation of the Company, the Committee may, with respect to outstanding awards, provide for:

•	The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquirer or surviving entity;
•

The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any, on such terms and conditions as the Administrator determines; and/or

•	The acceleration of exercisability or delivery of shares in respect of some or all awards.

Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Committee shall make appropriate adjustments to the maximum number of shares that may be delivered under the Amended Plan; the individual award limits; the number and kind of securities subject to, and, if applicable, the exercise price of, outstanding awards; and any other provisions affected by such event.

Clawback. The Committee may cancel, rescind or otherwise limit or restrict awards if a participant is not in compliance with the provisions of the Amended Plan or the applicable award agreement or if the participant breaches any restrictive covenant agreement with the Company, and may recover any awards or payments or shares received in respect of awards or gain in respect of any award in accordance with any applicable Company clawback or recoupment policy or as otherwise required by applicable law or stock exchange listing standards.

Effective Date, Amendments and Termination. If the Amended Plan is approved by our stockholders, the Amended Plan will become effective as of the date of such approval. No awards will be granted after the tenth anniversary of such approval. The Committee may at any time amend the Amended Plan or any outstanding award and may at any time terminate the Amended Plan as to future grants of awards. However, except as expressly provided in the Amended Plan, the Committee may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Committee expressly reserved the right to do so at the time the award was granted). Any amendments to the Amended Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the Amended Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Amended Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.

Stock Options (other than ISOs). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares acquired pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares acquired pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

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Proposal 3 — Approval of Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (continued)

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company.

Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the Amended Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

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Proposal 3 — Approval of Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan (continued)

New Plan Benefits

No awards under the Amended Plan have been granted to date. Because future awards under the Amended Plan will be granted in the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be determined at this time.

The following table sets forth the awards that were granted to our named executive officers, the other members of our Management Executive Committee, as a group, and all other employees as a group under the 2017 Plan during the 2020 fiscal year. Our non-employee directors did not receive awards in fiscal 2020 under the 2017 Plan; their awards were granted under the Director Plan. The number of performance-based restricted stock units listed in the table below is based on the number of shares of common stock that may be delivered under the awards, assuming the applicable performance conditions are achieved at the target level of achievement.

Name and Position	Number of Stock Options	Number of Restricted Stock Units	Number of Performance- Based Restricted Stock Units

Sean D. Keohane, President and Chief Executive Officer	147,471	26,876	31,355

Erica McLaughlin, Senior Vice President and Chief Financial Officer	27,036	4,927	5,748

Karen Kalita, Senior Vice President & General Counsel	19,662	3,583	4,180

Hobart Kalkstein, Senior Vice President and President, Reinforcement Materials	26,217	4,778	5,574

Jeff Zhu, Senior Vice President and President, Performance Additives	26,217	4,778	5,574

Other Members of our Management Executive Committee as a Group	82,090	14,958	17,452

All Other Employees as a Group	4,213	96,808	50,046

Vote Required

The Amended Plan will be approved upon the affirmative vote of a majority of the votes cast on the proposal. For purposes of this vote, abstentions will have the effect of votes against this proposal.

Recommendation

The Board recommends that you vote “FOR” the approval of the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan.

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Audit Committee Matters

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of three non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) as to independence and financial literacy. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert as defined by SEC rules. Our responsibilities are set forth in our written charter and are described above under the heading “Board Leadership, Structure, Governance and Composition, and Risk Management — How our Board Operates — Audit Committee” on page 11.

We have sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm. At least annually, we review the performance and qualifications of our independent registered public accounting firm to determine whether to retain such firm on behalf of the Company. Deloitte & Touche LLP (“D&T”) has been Cabot’s independent registered public accounting firm since 2007. During its tenure as Cabot’s independent registered public accounting firm, D&T has gained significant depth of understanding of Cabot’s global businesses, operations and systems, accounting policies and practices, and internal control over financial reporting. In accordance with SEC rules and D&T’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide services to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. In fiscal 2021, the Audit Committee, after consultation with management, approved the appointment of a new lead audit partner pursuant to this policy.

One of our primary responsibilities is to assist the Board in its oversight of the quality and integrity of Cabot’s financial statements. We met ten times during fiscal 2020. A number of those meetings included executive sessions with D&T and with Cabot’s Chief Financial Officer, Corporate Controller, Vice President of Internal Audit, and General Counsel. We took numerous actions to discharge our oversight responsibility with respect to the audit process, which are summarized in this report.

As described in more detail under the heading “Board Leadership, Structure, Governance and Composition, and Risk Management — Our Board’s Role in Risk Oversight” on page 14, we focus on Cabot’s financial risk exposures and the actions management has taken to monitor and mitigate such risks, and oversee Cabot’s enterprise risk management processes.

Review of Audited Financial Statements with Management

We reviewed and discussed with management Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2020.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

We discussed with D&T Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2020, including the matters required to be communicated by the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. This included a discussion of accounting policies and practices critical to our financial statements. We also received the written disclosures and the letter from D&T required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which requires auditors to annually disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence and to confirm their independence, and discussed with D&T its independence from Cabot. In addition, we discussed Cabot’s internal controls over financial reporting and management’s assessment of the effectiveness of those controls with management, Cabot’s internal auditors and D&T. We reviewed with both D&T and Cabot’s internal auditors their audit plans, audit scope and identification of audit risks. We also discussed the results of the internal audit examinations with and without management present. In addition, any reports or concerns the Company receives relating to financial matters are communicated directly to the Chair of the Audit Committee.

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Audit Committee Matters (continued)

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the SEC, and appointed D&T as the Company’s independent registered public accounting firm for fiscal 2021.

Michael M. Morrow (Chair)

Douglas G. Del Grosso

Frank A. Wilson

Audit Fees

Fees for professional services rendered by D&T for fiscal 2020 and 2019 were as follows:

	Fiscal 2020	Fiscal 2019

Audit Fees	$4,833,000	$4,861,000

Audit-Related Fees	$149,000	$110,000

Tax Fees	$0	$0

All Other Fees	$0	$0

The audit services for each of fiscal 2020 and 2019 include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, consultations regarding on-going financial accounting matters, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Statutory audit fees in foreign jurisdictions are billed in local currency.

The audit-related services for fiscal 2020 consisted primarily of fees for: (i) certain agreed upon procedures performed and related to regulatory compliance matters; (ii) diligence and other strategic activities; and (iii) other attest services. During fiscal 2019, audit-related services consisted of fees for: (i) certain agreed upon procedures performed and related to regulatory compliance matters; (ii) comfort letter procedures; and (iii) other attest services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent registered public accounting firm. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the Audit Committee requires the independent registered public accounting firm to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such services does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

All of the services described above for fiscal 2020 and 2019 were pre-approved by the Audit Committee or Committee Chair.

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Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as Cabot’s independent registered public accounting firm for its fiscal year ending September 30, 2021. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from D&T are expected to attend the 2021 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on the proposal. Abstentions will have no effect on the results of this vote.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2021.

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Other Information

Equity Compensation Plan Information

The following table provides information as of September 30, 2020 about: (i) the number of shares of common stock that may be issued upon exercise of outstanding options and vesting of restricted stock units; (ii) the weighted-average exercise price of outstanding options; and (iii) the number of shares of common stock available for future issuance under our active plans: the 2017 Long-Term Incentive Plan and the 2015 Directors’ Stock Compensation Plan. All of our equity compensation plans have been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding option, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)

Equity compensation plans approved by security holders	1,992,508	$50.45	3,740,630

Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)

Includes (i) 1,272,797 shares issuable upon exercise of outstanding stock options, (ii) 384,506 shares issuable upon vesting of time-based restricted stock units, (iii) 103,833 shares issuable upon vesting of performance-based restricted stock units based upon the achievement of the annual financial performance metrics for the three years within the three-year performance period of the fiscal 2018 awards, the first two years within the three-year performance period of the fiscal 2019 awards, and the first year within the three-year performance period of the fiscal 2020 awards; and (iv) 231,372 shares issuable upon vesting of the performance-based stock units attributable to year three of the 2019 awards and years two and three of the 2020 awards, assuming Cabot performs at the maximum performance level in each of those years. If, instead, Cabot performs at the target level of performance in those years, a total of 115,686 shares would be issuable for year three of the 2019 awards and years two and three of the 2020 awards.

(2)	The weighted-average exercise price includes all outstanding stock options but does not include restricted stock units which do not have an exercise price.
(3)

Of these shares, (i) 3,503,316 shares remain available for future issuance under our 2017 Long-Term Incentive Plan, and (ii) 237,314 remain available for future issuance under our 2015 Directors’ Stock Compensation Plan.

Future Stockholder Proposals and Director Nominations

A stockholder who intends to present a proposal at the 2022 Annual Meeting of Stockholders and who wishes the proposal to be included in our proxy materials for that meeting must submit the proposal in writing to us so that we receive it no later than September 29, 2021. A stockholder who intends to present a proposal at the 2022 Annual Meeting of Stockholders but does not wish the proposal to be included in our proxy materials for that meeting must provide written notice of the proposal to us no earlier than December 11, 2021 and no later than January 10, 2022. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our by-laws, which are available on our website, describe the requirements for submitting proposals at the Annual Meeting. A stockholder who wishes to nominate a director at the 2022 Annual Meeting of Stockholders must notify us in writing no earlier than December 11, 2021 and no later than January 10, 2022. The notice must be given in the manner and must include the information and representations required by our by-laws.

Annual Report on Form 10-K

A copy of our 2020 Annual Report, including the financial statements and schedules, is available at http://www.edocumentview.com/cbt. To request an additional copy of the 2020 Annual Report without charge, please write to Secretary, Cabot Corporation, Two Seaport Lane, Suite 1400, Boston, MA 02210-2019.

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Other Information (continued)

Solicitation of Proxies

The cost of soliciting proxies will be borne by Cabot. Officers and other employees of Cabot may solicit proxies personally, by mail, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies for a fee of $13,500.

Miscellaneous

Management does not know of any matters to be presented at the 2021 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2021 Annual Meeting that require a vote, the persons named in the proxy delivered to stockholders intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 27, 2021

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Appendix A

CABOT CORPORATION

AMENDED AND RESTATED 2017 LONG-TERM INCENTIVE PLAN

(effective March [    ], 2021)

1.    DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.    PURPOSE

The Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain employees, consultants, advisors and others who are in a position to make significant contributions to the success of the Company and its subsidiaries and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock.

3.    ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock or other property); prescribe forms, rules and procedures under the Plan and for Awards; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.    LIMITS ON AWARDS UNDER THE PLAN

(a)     Number of Shares. Subject to the provisions of Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 7,877,853 (inclusive of shares that may be delivered in satisfaction of Awards granted under the Plan prior to the Effective Date), plus the number of shares of Stock that as of the Effective Date are subject to awards under the Company’s 2009 Long-Term Incentive Plan (the “2009 Plan”) (which shall not exceed 383,766 shares) and that on or after the Effective Date expire or are terminated, surrendered or canceled without the delivery of any shares of Stock, or are forfeited or reacquired by the Company, in accordance with the terms of such plan. Up to 7,877,853 shares of Stock set forth in the preceding sentence may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or an award granted under the 2009 Plan or in satisfaction of tax withholding requirements with respect to the Award or an award granted under the 2009 Plan, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement of such Award), and (iii) by excluding any shares of Stock underlying Awards settled in cash or that otherwise expire or become unexercisable without having been exercised or that terminate or are forfeited to or repurchased by the Company due

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2021 PROXY STATEMENT

Appendix A (continued)

to failure to vest. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock subject to Awards that are withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, any shares of Stock covered by a SAR any portion of which is settled in stock, or any shares of Stock that have been delivered under the Plan and that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards will not reduce the number of shares available for Awards under the Plan. The number of shares of Stock that may be delivered under Substitute Awards will be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan, and such Substitute Awards will not be subject to the per-Participant Award limits described in Section 4(c) below.

(b)    Fungible Share Plan. Each share of Stock subject to an Award consisting of Stock Options and/or SARs shall be counted against the limits set forth in Section 4(a) as one share. Each share of Stock subject to any other Award to be settled in Stock shall be counted against the limits set forth in Section 4(a) as 2.4 shares.

(c)     Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(d)    Individual Limits. The following additional limits will apply to Awards of the specified type granted to any person in any fiscal year:

(1)    Stock Options: 500,000 shares of Stock.

(2)    SARS: 500,000 shares of Stock.

(3)    Awards other than Stock Options or SARS: 500,000 shares of Stock.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same fiscal year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock underlying such Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock (determined without regard to Section 4(b)) that may be delivered, or the value of which could be paid in cash or other property, under an Award of the type specified in clause (3) assuming a maximum payout; and (iv) Awards that are settled in cash will count against the applicable share limit under clause (1), (2) or (3).

5.    ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, consultants and advisors to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates, or to other individuals who would otherwise meet the eligibility conditions set forth above in this Section 5 but for the fact that they are not yet an Employee, consultant or advisor if the Company reasonably anticipates that such individuals will begin providing direct services to the Company or its Affiliates within twelve (12) months after the date of grant of the Award to such individual (and such individuals do in fact begin providing such services within that time period); provided, that for so long as the Company’s 2015 Directors’ Stock Compensation Plan (or any successor plan) (the “Directors’ Plan”) is in effect, non-employee members of the Board shall not be eligible to participate in this Plan and instead shall participate in the Directors’ Plan. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.    RULES APPLICABLE TO AWARDS

(a)    All Awards

(1)    Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the

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2021 PROXY STATEMENT

Appendix A (continued)

contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)    Term of Plan. No Awards may be made after the tenth anniversary of the Effective Date, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)    Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to applicable securities and other laws and such limitations as the Administrator may impose, provided, that no Stock Option may be transferred for value or consideration.

(4)     Vesting; Termination of Employment. The Administrator may determine the time or times at which an Award will vest or become exercisable, the terms on which an Award requiring exercise will remain exercisable and the effect of a termination of a Participant’s Employment on Awards then held by the Participant. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, that is then not vested and/or exercisable will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(5)    Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under applicable accounting rules (including FASB ASC Topic 718 (or any successor provision))) or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements, in each case, to the extent and in such amounts as determined by the Administrator.

(6)     Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose. In no event, however, will any dividend or dividend equivalent amounts be paid in respect of any Stock Option or SAR or portion thereof until the Stock Option, SAR or portion thereof, as applicable, has vested.

(7)    Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8)    Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

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2021 PROXY STATEMENT

Appendix A (continued)

(9)     Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation, confidentiality or other restrictive covenants. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments or shares of Stock delivered under or gain in respect of any Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(b)    Awards Requiring Exercise

(1)    Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in a form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Stock Option or SAR has the right to do so.

(2)    Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have a per-share exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

(3)    Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)    Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder described in Section 6(b)(2) above).

7.    EFFECT OF CERTAIN TRANSACTIONS

(a)    Mergers, Etc. Except as otherwise provided in an Award or by the Administrator, the following provisions shall apply in the event of a Covered Transaction and Awards may be treated as set forth in subsections (1), (2) and/or (3) below, in the discretion of the Administrator:

(1)    Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide (A) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

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Appendix A (continued)

(2)     Cash-Out of Awards. Subject to Section 7(a)(5), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; it being understood that if the exercise or purchase price (or base value) of an Award is equal to or greater than the Fair Market Value of one share of Stock, the Award may be cancelled with no payment due hereunder in respect of such Award.

(3)    Acceleration of Certain Awards. Subject to Section 7(a)(5), the Administrator may provide that some or all Awards requiring exercise will become fully exercisable and/or that the delivery of any shares of Stock remaining deliverable under some or all outstanding Awards of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of such Award or the delivery of the shares underlying such Award, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)    Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above and (ii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5)    Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a) (3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) or Section 7(a)(3) will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)    Changes in and Distributions With Respect to Stock

(1)    Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(d), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)    Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

(3)    Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

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2021 PROXY STATEMENT

Appendix A (continued)

8.    LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to the exercise or settlement of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.    AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.    OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.    MISCELLANEOUS

(a)     Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceeding or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)     Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code.

(c)    Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended either to be exempt from or, to the extent subject thereto, to comply with, the requirements under Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated employment or service with the Company or any Affiliate for purposes of the Plan until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A (after giving effect to the presumptions contained therein). Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty inter-

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Appendix A (continued)

est charges imposed under Section 409A, the settlement and payment of such Awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under the Plan shall be construed as a separate identified payment for purposes of Section 409A and the right to a series of installment payments under the Plan is to be treated as a right to a series of separate payments. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A or any corresponding state or local law.

12.    ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.    GOVERNING LAW

(a)    Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)    Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)    Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts, that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

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2021 PROXY STATEMENT

Appendix A (continued)

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee; provided, that the Compensation Committee may delegate (i) to one or more of its members or to one or more members of the Board such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have specified the class of persons eligible under the Plan to receive such Awards, the number of shares of Stock under such Awards and the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such Sections shall be applied by substituting “at least 50%” for “at least 80%” wherever applicable; provided, however, that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, “Affiliate” shall mean any corporation or other entity in a chain of corporations all of which have a controlling interest in another corporation or other entity in the chain, beginning with the parent entity and ending with the entity for which the Award recipient was providing (or was expected to provide, in accordance with Section 5 of the Plan) services on the grant date of the Award (defining the term “controlling interest” based on “at least 50 percent” rather than “at least 80 percent”). The Company may at any time by amendment provide that different ownership thresholds apply (consistent with Section 409A, where applicable).

“Award”: Any or a combination of the following:

(i)	Stock Options.

(ii)	SARs.

(iii)	Restricted Stock.

(iv)	Unrestricted Stock.

(v)	Stock Units, including Restricted Stock Units.

(vi)	Performance Awards.

(viii)	Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Change in Control”: Upon the following event or events:

(A) an event in which any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with

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Appendix A (continued)

all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(B) the consummation of the merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C) if during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, in any case where the occurrence of a Change in Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term “Change of Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A. If all or a portion of any Award constitutes deferred compensation under Section 409A and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change in Control that is not a “change in control event” under Section 409A, if such settlement, distribution or payment would result in additional tax under Section 409A, such Award (or portion thereof) shall vest at the time of the Change of Control (provided such accelerated vesting will not result in additional tax under Section 409A), but settlement, distribution or payment, as the case may be, shall only be accelerated to the maximum extent possible without resulting in a violation of Section 409A.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Cabot Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a Change in Control or (iv) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

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2021 PROXY STATEMENT

Appendix A (continued)

Notwithstanding the foregoing, in any case where the occurrence of a Covered Transaction could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term “Covered Transaction” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A. If all or a portion of any Award constitutes deferred compensation under Section 409A and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Covered Transaction that is not a “change in control event” under Section 409A, if such settlement, distribution or payment would result in additional tax under Section 409A, such Award (or portion thereof) shall vest at the time of the Covered Transaction (provided such accelerated vesting will not result in additional tax under Section 409A), but settlement, distribution or payment, as the case may be, shall only be accelerated to the maximum extent possible without resulting in a violation of Section 409A.

“Disability”: means the Participant meets one of the following requirements: (1) the Award recipient is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (2) the Award recipient is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits under a disability plan of the Company, or (3) the Award recipient has been determined by the Social Security Administration to be totally disabled.

“Effective Date”: The date the Plan, as amended and restated by the Board on January 25, 2021, is approved by stockholders of the Company.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange or as otherwise determined by the Administrator, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award, which may include, among other measures, any measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices or a peer group or select group of companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Administrator specifies): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios or metrics; borrowing levels, leverage ratios or credit rating; market

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Appendix A (continued)

share; capital expenditures; cash flow; productivity measures; one or more working capital measures; stock price; or stockholder return or shareholder value; sales of particular products or services; customer acquisition or retention; collection of outstanding accounts or debts; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity); or refinancings. A Performance Criterion and any targets with respect thereto need not be based on an increase, a positive or improved result or avoidance of loss. An Award may specify more than one Performance Goal and, with respect to any Performance Goal, may specify levels of achievement at which different levels of payment may be earned. The Administrator may adjust Performance Criteria in its discretion, including to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the applicable performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Stock”: Common Stock of the Company, par value $1.00 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Awards”: Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

CABOT CORPORATION    A-11

2021 PROXY STATEMENT

Appendix B

NON-GAAP MEASURES

Adjusted EPS and free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (GAAP) and should not be considered substitutes for measures of performance reported under GAAP.

Adjusted EPS. Adjusted EPS excludes “certain items”, which are items of expense or income that management does not consider representative of our fundamental ongoing performance. These certain items are described in detail in Note U of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

The following table reconciles adjusted EPS to earnings per share from continuing operations.

Fiscal Year	2020

Net income (loss) per share attributable to Cabot Corporation	$(4.21)

Less: Certain items per share and dilutive impact of shares	$(6.29)

Adjusted earnings per share	$2.08

Free Cash Flow. We calculate free cash flow by excluding from our cash flow from operating activities additions to property, plant and equipment.

The following table reconciles free cash flow with cash flow from operating activities.

Fiscal Year	2020 (Dollars in millions)

Cash flow from operating activities	$377

Less: Additions to property, plant and equipment	$200

Free cash flow	$177

CABOT CORPORATION    B-1

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes by participants in one of the employee benefit plans must be submitted electronically by 9:00 a.m., Eastern Time on March 9, 2021. Online Go to www.envisionreports.com/CBT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CBT Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01—Cynthia A. Arnold* 02—Douglas G. Del Grosso* 03—Christine Y. Yan* * Each to be elected to the class of Directors whose term expires in 2024. + For Against Abstain For Against Abstain 2. To approve, in an advisory vote, Cabot’s executive compensation. 3. To approve the Cabot Corporation Amended and Restated 2017 Long-Term Incentive Plan. 4. To ratify the appointment of Deloitte & Touche LLP as Cabot’s 5. To transact such other business as may properly come before the Annual independent registered public accounting firm for the fiscal Meeting or any adjournment or postponement thereof. year ending September 30, 2021. While we encourage voting using the electronic voting instructions above to ensure immediate receipt of your vote, registered shareholders wishing to vote by mail must complete, sign and date this proxy card and return it for receipt by no later than Wednesday, March 10, 2021. Participants in the Cabot employee benefit plans voting by mail must complete, sign and date this proxy card and return it for receipt by no later than Monday, March 8, 2021. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 33BM 03DETE +

The 2021 Annual Meeting of Stockholders of Cabot Corporation will be held on Thursday, March 11, 2021 at 1:00 pm,, Eastern Time, virtually via the internet at www.meetingcenter.io/241544347. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — CBT2021. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CBT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Cabot Corporation + Annual Meeting of Stockholders — March 11, 2021 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Karen A. Kalita, Jane A. Bell and Jacqueline Y. Zane, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 11, 2021 at 1:00 p.m., Eastern Time, virtually, and at any adjournment or postponement thereof. When this proxy is properly executed the shares to which this proxy relates will be voted as specified and, if no specification is made, will be voted “for” all nominees in proposal 1 AND “for” proposals 2, 3 and 4 AND it authorizes the above designated proxies to vote in accordance with their judgment on such other business as may properly come before the meeting. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +